CREDIT AGREEMENT

dated as of March 5, 2009

among

WESTELL TECHNOLOGIES, INC.,

WESTELL, INC.,

TELTREND LLC

and

CONFERENCE PLUS, INC.,

as Borrowers

and

THE PRIVATEBANK AND TRUST COMPANY,

as the Lender

TABLE OF CONTENTS

CREDIT AGREEMENT	1
SECTION 1 DEFINITIONS.	1
1.1. Definitions	1
1.2. Other Interpretive Provisions.	17
SECTION 2 CREDIT AUTHORIZATION; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.	18
2.1. Credit Authorization	18
2.1.1 Revolving Loan Authorization	18
2.1.2 L/C Subfacility	18
2.2. Loan Procedures.	18
2.2.1 Various Types of Loans	18
2.2.2 Borrowing Procedures	19
2.2.3 Conversion and Continuation Procedures.	19
2.3. Letter of Credit Procedures.	20
2.3.1 L/C Applications	20
2.3.2 Reimbursement Obligations.	20
2.4. Certain Conditions	21
2.5. Borrower Representative	21
SECTION 3 EVIDENCING OF LOANS.	22
3.1. Note	22
3.2. Recordkeeping	22
SECTION 4 INTEREST.	22
4.1. Interest Rates	22
4.2. Interest Payment Dates	22
4.3. Setting and Notice of LIBOR Rates	23
4.4. Computation of Interest	23
SECTION 5 FEES.	23
5.1. Non-Use Fee	23
5.2. Letter of Credit Fees.	23
5.3. Closing Fee	24
SECTION 6 REDUCTION OR TERMINATION OF THE REVOLVING AUTHORIZATION; PREPAYMENTS.	24
6.1. Reduction or Termination of the Revolving Authorization.	24
6.1.1 Voluntary Reduction or Termination of the Revolving Authorization	24
6.2. Prepayments.	24
6.2.1 Voluntary Prepayments	24
6.2.2 Mandatory Prepayments.	24
6.3. Manner of Prepayments.	24

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6.3.1 All Prepayments	24
6.4. Repayments.	25
6.4.1 Revolving Loans	25
SECTION 7 MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.	25
7.1. Making of Payments	25
7.2. Application of Certain Payments	25
7.3. Due Date Extension	25
7.4. Setoff	25
7.5. Taxes.	26
SECTION 8 INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.	26
8.1. Increased Costs.	26
8.2. Basis for Determining Interest Rate Inadequate or Unfair. If:	27
8.3. Changes in Law Rendering LIBOR Loans Unlawful	27
8.4. Funding Losses	28
8.5. Right of Lender to Fund through Other Offices	28
8.6. Discretion of Lender as to Manner of Funding	28
8.7. Mitigation of Circumstances.	28
8.8. Conclusiveness of Statements; Survival of Provisions	28
SECTION 9 REPRESENTATIONS AND WARRANTIES.	29
9.1. Organization	29
9.2. Authorization; No Conflict	29
9.3. Validity and Binding Nature	29
9.4. Financial Condition	29
9.5. No Material Adverse Change	29
9.6. Litigation and Contingent Liabilities	30
9.7. Ownership of Properties; Liens	30
9.8. Equity Ownership; Subsidiaries	30
9.9. Pension Plans.	30
9.10. Investment Company Act	31
9.11. Regulation U	31
9.12. Taxes	31
9.13. Solvency, etc	31
9.14. Environmental Matters	32
9.15. Insurance	32
9.16. Real Property	32
9.17. Information	33
9.18. Intellectual Property	33
9.19. Burdensome Obligations	33
9.20. Labor Matters	33
9.21. No Default	33

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SECTION 10 AFFIRMATIVE COVENANTS.	33
10.1. Reports, Certificates and Other Information	33
10.1.1 Annual Report	33
10.1.2 Interim Reports	34
10.1.3 Compliance Certificates	34
10.1.4 Reports to the SEC and to Shareholders	34
10.1.5 Notice of Default, Litigation and ERISA Matters	35
10.1.6 Borrowing Base Certificates	35
10.1.7 Management Reports	36
10.1.8 Projections	36
10.1.9 Other Information	36
10.2. Books, Records and Inspections	36
10.3. Maintenance of Property; Insurance.	37
10.4. Compliance with Laws; Payment of Taxes and Liabilities	37
10.5. Maintenance of Existence, etc	38
10.6. Use of Proceeds	38
10.7. Employee Benefit Plans.	38
10.8. Environmental Matters	39
10.9. Further Assurances	39
10.10. Deposit Accounts	39
SECTION 11 NEGATIVE COVENANTS	39
11.1. Debt	39
11.2. Liens	40
11.3. Operating Leases	41
11.4. Restricted Payments	41
11.5. Mergers, Consolidations, Sales	42
11.6. Modification of Organizational Documents	43
11.7. Transactions with Affiliates	43
11.8. Unconditional Purchase Obligations	44
11.9. Inconsistent Agreements	44
11.10. Business Activities; Issuance of Equity	44
11.11. Investments	44
11.12. Restriction of Amendments to Certain Documents	45
11.13. Fiscal Year	45
11.14. Financial Covenants.	45
11.14.1 EBITDA	45
11.14.2 Tangible Net Worth	45
11.14.3 Capital Expenditures	46
11.15. Cancellation of Debt	46
SECTION 12 EFFECTIVENESS; CONDITIONS OF LENDING, ETC.	46
12.1. Initial Credit Extension	46
12.1.1 Note	46
12.1.2 Authorization Documents	46

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12.1.3 Consents, etc	46
12.1.4 Letter of Direction	47
12.1.5 Guaranty and Security Agreement	47
12.1.6 Pay-off Letter	47
12.1.7 Opinion of Counsel	47
12.1.8 Insurance	47
12.1.9 Copies of Documents	47
12.1.10 Payment of Fees	47
12.1.11 Solvency Certificate	47
12.1.12 Search Results; Lien Terminations	47
12.1.13 Filings, Registrations and Recordings	47
12.1.14 Closing Certificate, Consents and Permits	48
12.1.15 Other	48
12.2. Conditions	48
12.2.1 Compliance with Warranties, No Default, etc	48
12.2.2 Confirmation	48
12.2.3 Borrowing Base Certificate	48
SECTION 13 EVENTS OF DEFAULT AND THEIR EFFECT.	48
13.1. Events of Default	48
13.1.1 Non-Payment of the Loans, etc	48
13.1.2 Non-Payment of Other Debt	49
13.1.3 Other Material Obligations	49
13.1.4 Bankruptcy, Insolvency, etc	49
13.1.5 Non-Compliance with Loan Documents	49
13.1.6 Representations; Warranties	49
13.1.7 Pension Plans	49
13.1.8 Judgments	50
13.1.9 Invalidity of Collateral Documents, etc	50
13.1.10 Change of Control	50
13.2. Effect of Event of Default	50
SECTION 14 GENERAL.	50
14.1. Waiver; Amendments	50
14.2. Confirmations	51
14.3. Notices	51
14.4. Computations	51
14.5. Costs, Expenses and Taxes	51
14.6. Assignments; Participations.	52
14.6.1 Assignments	52
14.6.2 Participations	52
14.7. GOVERNING LAW	52
14.8. Confidentiality	52
14.9. Severability	53
14.10. Nature of Remedies	53

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14.11. Entire Agreement	53
14.12. Counterparts	54
14.13. Successors and Assigns	54
14.14. Captions	54
14.15. Customer Identification - USA Patriot Act Notice	54
14.16. INDEMNIFICATION BY THE BORROWERS	54
14.17. Nonliability of Lender	55
14.18. Joint and Several Obligations	56
14.19. FORUM SELECTION AND CONSENT TO JURISDICTION	56
14.20. WAIVER OF JURY TRIAL	56

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ANNEXES

ANNEX A	Addresses for Notices

SCHEDULES

SCHEDULE 9.6	Litigation and Contingent Liabilities
SCHEDULE 9.8	Subsidiaries
SCHEDULE 9.16	Insurance
SCHEDULE 9.17	Real Property
SCHEDULE 9.21	Labor Matters
SCHEDULE 11.1	Existing Debt and Debt to be Repaid
SCHEDULE 11.2	Existing Liens
SCHEDULE 11.11	Investments

EXHIBITS

EXHIBIT A	Form of Note (Section 3.1)
EXHIBIT B	Form of Compliance Certificate (Section 10.1.3)
EXHIBIT C	Form of Borrowing Base Certificate (Section 1.1)
EXHIBIT D	Form of Notice of Borrowing (Section 2.2.2)
EXHIBIT E	Form of Notice of Conversion/Continuation (Section 2.2.3)

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT dated as of March 5, 2009 (this “Agreement”) is entered into among WESTELL TECHNOLOGIES, INC., a Delaware corporation (“Technologies”), WESTELL, INC., an Illinois corporation (“Westell”), TELTREND LLC, a Delaware limited liability company (“Teltrend”) and CONFERENCE PLUS, INC., a Delaware corporation (“CPI”, Technologies, Westell, Teltrend and CPI being hereinafter collectively referred to as the “Borrowers” and individually as a “Borrower”) and THE PRIVATEBANK AND TRUST COMPANY (the “Lender”).

Subject to the terms and conditions of this Agreement and the other Loan Documents, Lender may make Revolving Loans (as defined in Section 2.1.1 hereof) to the Borrowers in an amount not exceeding Revolving Loan Availability (as defined in Section 1.1 hereof) in accordance with the terms hereof.

In consideration of the mutual agreements herein contained, the parties hereto agree as follows:

SECTION 1 DEFINITIONS.

1.1.	Definitions. When used herein the following terms shall have the following meanings:

Account Debtor is defined in the Guaranty and Security Agreement.

Account or Accounts is defined in the UCC.

Acquisition means any transaction or series of related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of all or substantially all of any business or division of a Person, (b) the acquisition of in excess of 50% of the Capital Securities of any Person, or otherwise causing any Person to become a Subsidiary, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is already a Subsidiary).

Affiliate of any Person means (a) any other Person which, directly or indirectly, controls or is controlled by or is under common control with such Person, (b) any officer or director of such Person and (c) with respect to the Lender, any entity administered or managed by the Lender or an Affiliate or investment advisor thereof and which is engaged in making, purchasing, holding or otherwise investing in commercial loans. A Person shall be deemed to be “controlled by” any other Person if such Person possesses, directly or indirectly, power to vote 10% or more of the securities (on a fully diluted basis) having ordinary voting power for the election of directors or managers or power to direct or cause the direction of the management and policies of such Person whether by contract or otherwise. Unless expressly stated otherwise herein, the Lender shall not be deemed an Affiliate of any Loan Party.

Agreement - see the Preamble.

Applicable Margin means, for any day, .25% per annum in the case of Base Rate Loans and 2.50% per annum in the case of LIBOR Loans.

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Attorney Costs means, with respect to any Person, all reasonable fees and charges of any outside counsel to such Person all reasonable disbursements of such counsel and all court costs and similar legal expenses.

Bank Product Agreements means those certain cash management service agreements entered into from time to time between any Loan Party and the Lender or its Affiliates in connection with any of the Bank Products.

Bank Product Obligations means all obligations, liabilities, contingent reimbursement obligations, fees, and expenses owing by the Loan Parties to the Lender or its Affiliates pursuant to or evidenced by the Bank Product Agreements and irrespective of whether for the payment of money, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, and including all such amounts that a Loan Party is obligated to reimburse to the Lender as a result of the Lender purchasing participations or executing indemnities or reimbursement obligations with respect to the Bank Products provided to the Loan Parties pursuant to the Bank Product Agreements.

Bank Products means any service or facility extended to any Loan Party by the Lender or its Affiliates including: (a) credit cards, (b) credit card processing services, (c) debit cards, (d) purchase cards, (e) ACH transactions, (f) cash management, including controlled disbursement, accounts or services, or (g) Hedging Agreements.

Base Rate means at any time the greater of (a) the Federal Funds Rate plus 0.5% and (b) the Prime Rate.

Base Rate Loan means any Loan which bears interest at or by reference to the Base Rate.

Base Rate Margin - see the definition of Applicable Margin.

Borrowing Base means an amount equal to the total of (a) 80% of the unpaid amount (net of such reserves and allowances as the Lender deems necessary in its reasonable discretion) of all Eligible Accounts plus (b) the lesser of (i) 30% of the value of all Eligible Inventory valued at the lower of cost or market in the aggregate and (ii) $3,000,000 (in each case, net of such reserves and allowances as the Lender deems necessary in its reasonable discretion which reserves may include a rent reserve based on three-months rent with respect to each of the following leased properties: (i) 750 North Commons Drive, Aurora, Illinois and (ii) 1051 Woodfield Road, Schaumburg, Illinois in each case, solely to the extent the Borrowers do not deliver Collateral Access Agreements with respect to each landlord).

Borrower - see the Preamble.

Borrower Representative means Technologies.

Borrowing Base Certificate means a certificate substantially in the form of Exhibit C.

BSA - see Section 10.4.

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Business Day means any day on which Lender is open for commercial banking business in Chicago, Illinois and, in the case of a Business Day which relates to a LIBOR Loan, on which dealings are carried on in the London interbank eurodollar market.

Capital Expenditures means all expenditures which, in accordance with GAAP, would be required to be capitalized and shown on a balance sheet of the Loan Parties, including expenditures in respect of Capital Leases, but excluding expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (a) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (b) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced.

Capital Lease means, with respect to any Person, any lease of (or other agreement conveying the right to use) any real or personal property by such Person that, in conformity with GAAP, is accounted for as a capital lease on the balance sheet of such Person.

Capital Securities means, with respect to any Person, all shares, interests, participations or other equivalents (however designated, whether voting or non-voting) of such Person’s capital, whether now outstanding or issued or acquired after the Closing Date, including common shares, preferred shares, membership interests in a limited liability company, limited or general partnership interests in a partnership, interests in a trust, interests in other unincorporated organizations or any other equivalent of such ownership interest.

Cash Collateralize means to deliver cash collateral to the Lender, to be held as cash collateral for outstanding Letters of Credit, pursuant to documentation reasonably satisfactory to the Lender. Derivatives of such term have corresponding meanings.

Cash Equivalent Investment means, at any time, (a) any evidence of Debt, maturing not more than one year after such time, issued or guaranteed by the United States Government or any agency thereof, (b) commercial paper, maturing not more than one year from the date of issue, or corporate demand notes, in each case (unless issued by the Lender or its holding company) rated at least A-l by Standard & Poor’s Ratings Services, a division of The McGraw-Hill Companies, Inc. or P-l by Moody’s Investors Service, Inc., (c) any certificate of deposit, time deposit or bankers acceptance, maturing not more than one year after such time, or any overnight Federal Funds transaction that is issued or sold by the Lender or its holding company (or by a commercial banking institution that is a member of the Federal Reserve System and has a combined capital and surplus and undivided profits of not less than $500,000,000), (d) any repurchase agreement entered into with the Lender (or commercial banking institution of the nature referred to in clause (c)) which (i) is secured by a fully perfected security interest in any obligation of the type described in any of clauses (a) through (c) above and (ii) has a market value at the time such repurchase agreement is entered into of not less than 100% of the repurchase obligation of the Lender (or other commercial banking institution) thereunder and (e) money market accounts or mutual funds which invest exclusively in assets satisfying the foregoing requirements, and (f) other short term liquid investments approved in writing by the Lender.

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Change of Control means each occurrence of any of the following:

(a)       any “person” or “group” (within the meaning of Sections 13(d) and 14(d) of the Exchange Act), other than any Permitted Holder, becomes the beneficial owner (as defined in Rule 13d-3 of the Exchange Act), directly or indirectly, of the Capital Securities of Technologies representing 50% or more of the voting power in respect of the election of members of the Board of Directors of Technologies,

(b)       a majority of the members of the Board of Directors of Technologies do not constitute Continuing Directors,

(c)       (i) Technologies ceases to own and control, directly or indirectly, 90% of the shares of the Capital Securities of CPI, and (ii) Technologies ceases to own and control, directly or indirectly, 100% of the shares of the Capital Securities of each of the other Loan Parties, in each case, unless otherwise permitted hereunder,

(d)       (i) Technologies consolidates with or merges with or into another entity and is not the surviving entity or (ii) Technologies conveys, transfers or leases all or substantially all of its property and assets of any Person; or

(e)       the Permitted Holders cease to hold legal title to the common stock of Technologies entitling the Voting Trust to at least 40% of the voting power of all shares of Capital Securities of Technologies entitled to vote with respect to election of members of the Board of Directors of Technologies.

Closing Date - see Section 12.1.

Code means the Internal Revenue Code of 1986.

Collateral is defined in the Guaranty and Security Agreement of even date herewith executed by the Loan Parties.

Collateral Access Agreement means an agreement in form and substance reasonably satisfactory to the Lender pursuant to which a mortgagee or lessor of real property on which collateral is stored or otherwise located, or a warehouseman, processor or other bailee of Inventory or other property owned by any Loan Party, acknowledges the Liens of the Lender and waives any Liens held by such Person on such property, and, in the case of any such agreement with a mortgagee or lessor, permits the Lender reasonable access to and use of such real property following the occurrence and during the continuance of an Event of Default to assemble, complete and sell any Collateral stored or otherwise located thereon.

Collateral Documents means, collectively, the Guaranty and Security Agreement, each Mortgage, each Collateral Access Agreement, each control agreement and any other agreement or instrument pursuant to which any Loan Party, any Subsidiary or any other Person grants or purports to grant collateral to the Lender or otherwise relates to such collateral.

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Compliance Certificate means a Compliance Certificate in substantially the form of Exhibit B.

Computation Period means each period of four consecutive Fiscal Quarters ending on the last day of a Fiscal Quarter.

Consolidated Net Income means, with respect to the Loan Parties for any period, the net income (or loss) of the Loan Parties for such period, excluding any gains from asset dispositions, any extraordinary gains and any gains from discontinued operations.

Contingent Liability means, with respect to any Person, each obligation and liability of such Person and all such obligations and liabilities of such Person incurred pursuant to any agreement, undertaking or arrangement by which such Person: (a) guarantees, endorses or otherwise becomes or is contingently liable upon (by direct or indirect agreement, contingent or otherwise, to provide funds for payment, to supply funds to, or otherwise to invest in, a debtor, or otherwise to assure a creditor against loss) the indebtedness, dividend, obligation or other liability of any other Person in any manner (other than by endorsement of instruments in the course of collection), including any indebtedness, dividend or other obligation which may be issued or incurred at some future time; (b) guarantees the payment of dividends or other distributions upon the Capital Securities of any other Person; (c) undertakes or agrees (whether contingently or otherwise): (i) to purchase, repurchase, or otherwise acquire any indebtedness, obligation or liability of any other Person or any property or assets constituting security therefor, (ii) to advance or provide funds for the payment or discharge of any indebtedness, obligation or liability of any other Person (whether in the form of loans, advances, stock purchases, capital contributions or otherwise), or to maintain solvency, assets, level of income, working capital or other financial condition of any other Person, or (iii) to make payment to any other Person other than for value received; (d) agrees to lease property or to purchase securities, property or services from such other Person with the purpose or intent of assuring the owner of such indebtedness or obligation of the ability of such other Person to make payment of the indebtedness or obligation; (e) to induce the issuance of, or in connection with the issuance of, any letter of credit for the benefit of such other Person; or (f) undertakes or agrees otherwise to assure a creditor against loss. The amount of any Contingent Liability shall (subject to any limitation set forth herein) be deemed to be the outstanding principal amount (or maximum permitted principal amount, if larger) of the indebtedness, obligation or other liability guaranteed or supported thereby.

Continuing Director means (a) any member of the Board of Directors who was a director (or comparable manager) of Technologies on the Closing Date, and (b) any individual who becomes a member of the Board of Directors after the Closing Date if such individual was appointed, elected or nominated for election to the Board of Directors by (1) a majority of the Continuing Directors or (2) by the Permitted Holders representing a majority of the voting power held by the Permitted Holders.

Controlled Group means all members of a controlled group of corporations, all members of a controlled group of trades or businesses (whether or not incorporated) under common control and all members of an affiliated service group which, together with any Loan Party or

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any of its Subsidiaries, are treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

Debt of any Person means, without duplication, (a) all indebtedness of such Person, (b) all borrowed money of such Person, whether or not evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person as lessee under Capital Leases which have been or should be recorded as liabilities on a balance sheet of such Person in accordance with GAAP, (d) all obligations of such Person to pay the deferred purchase price of property or services (excluding trade accounts payable in the ordinary course of business), (e) all indebtedness secured by a Lien on the property of such Person, whether or not such indebtedness shall have been assumed by such Person; provided that if such Person has not assumed or otherwise become liable for such indebtedness, such indebtedness shall be measured at the fair market value of such property securing such indebtedness at the time of determination, (f) all obligations, contingent or otherwise, with respect to the face amount of all letters of credit (whether or not drawn), bankers’ acceptances and similar obligations issued for the account of such Person (including the Letters of Credit), (g) all Hedging Obligations of such Person, (h) all Contingent Liabilities of such Person, (i) all Debt of any partnership of which such Person is a general partner and (j) any Capital Securities or other equity instrument, whether or not mandatorily redeemable, that under GAAP is characterized as debt, whether pursuant to financial accounting standards board issuance No. 150 or otherwise.

Debt to be Repaid means Debt identified as such and listed on Schedule 11.1.

Designated Proceeds - see Section 6.2.2(a).

Dollar and the sign “$” mean lawful money of the United States of America.

EBITDA means, for any period, Consolidated Net Income for such period plus, to the extent deducted in determining such Consolidated Net Income, Interest Expense, income tax expense, depreciation and amortization and non-cash management compensation expense for such period.

Eligible Account means an Account owing to any Borrower which meets each of the following requirements:

(a)       it arises from the final, bona fide sale or lease of goods or the rendering of services which have been fully performed by such Borrower; and if it arises from the sale or lease of goods, (i) such goods comply with such Account Debtor’s specifications (if any) and have been delivered to such Account Debtor and (ii) such Borrower has possession of, or if requested by the Lender has delivered to the Lender, delivery receipts evidencing such delivery;

(b)       it (i) is owned by such Borrower, (ii) is subject to a perfected, first priority Lien in favor of the Lender and (iii) is not subject to any other assignment, claim or Lien;

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(c)       it (i) is a valid, legally enforceable and unconditional obligation of the Account Debtor with respect thereto, and (ii) is not subject to (x) the fulfillment of any condition whatsoever or (y) any counterclaim, credit, allowance, discount, rebate or adjustment by the Account Debtor with respect thereto, or (z) to any claim by such Account Debtor denying liability thereunder in whole or in part and (iii) the Account Debtor has not refused to accept and/or has not returned or offered to return any of the goods or services which are the subject of such Account; provided that only such portion of any such Account referred to in subclause (c)(ii) above not satisfying the criteria in such subclause (c)(ii) will be deemed ineligible pursuant to this clause (c);

(d)       there is no bankruptcy, insolvency or liquidation proceeding pending by or against the Account Debtor with respect thereto;

(e)       the Account Debtor with respect thereto is a resident or citizen of, and is located within, the United States, unless the sale of goods or services giving rise to such Account is on letter of credit, banker's acceptance or other credit support terms reasonably satisfactory to the Lender;

(f)        it is not an Account arising from a “sale on approval,” “sale or return,” “consignment” or “bill and hold” or subject to any other repurchase or return agreement;

(g)       it is not an Account with respect to which possession and/or control of the goods sold giving rise thereto is held, maintained or retained by such Borrower (or by any agent or custodian of such Borrower) for the account of or subject to further and/or future direction from the Account Debtor with respect thereto;

(h)	it arises in the ordinary course of business of such Borrower;

(i)        if the Account Debtor is the United States or any department, agency or instrumentality thereof, such Borrower has assigned its right to payment of such Account to the Lender pursuant to the Assignment of Claims Act of 1940, and evidence (reasonably satisfactory to the Lender) of such assignment has been delivered to the Lender;

(j)        if such Borrower maintains a credit limit for an Account Debtor, the aggregate dollar amount of Accounts due from such Account Debtor, including such Account, does not exceed such credit limit;

(k)       if the Account is evidenced by chattel paper or an instrument, the originals of such chattel paper or instrument shall have been endorsed and/or assigned and delivered to the Lender or, in the case of electronic chattel paper, shall be in the control of the Lender, in each case in a manner reasonably satisfactory to the Lender;

(l)        such Account is evidenced by an invoice delivered to the related Account Debtor and is not more than (i) 60 days past the due date thereof or (ii) 90 days past the original invoice date thereof, in each case according to the original terms of sale;

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(m)      it is not an Account with respect to an Account Debtor that is located in any jurisdiction which has adopted a statute or other requirement with respect to which any Person that obtains business from within such jurisdiction must file a notice of business activities report or make any other required filings in a timely manner in order to enforce its claims in such jurisdiction’s courts unless (i) such notice of business activities report has been duly and timely filed or such Borrower is exempt from filing such report and has provided the Lender with reasonably satisfactory evidence of such exemption or (ii) the failure to make such filings may be cured retroactively by such Borrower for a nominal fee;

(n)       the Account Debtor with respect thereto is not a Borrower or an Affiliate of any Borrower or a director, officer, employee or agent of a Loan Party or an Affiliate of a Loan Party;

(o)       it is not owed by an Account Debtor with respect to which 25% or more of the aggregate amount of outstanding Accounts owed at such time by such Account Debtor is classified as ineligible under clause (l) of this definition;

(p)       if the aggregate amount of all Accounts owed by the Account Debtor thereon exceeds 25% of the aggregate amount of all Accounts at such time, then all Accounts owed by such Account Debtor in excess of such amount shall be deemed ineligible;

(q)       it is otherwise not unacceptable to the Lender in its reasonable discretion for any other reason.

An Account which is at any time an Eligible Account, but which subsequently fails to meet any of the foregoing requirements, shall forthwith cease to be an Eligible Account. Further, with respect to any Account (and without duplication of any reserves set by Lender), if the Lender at any time hereafter determine in its reasonable credit judgment that the prospect of payment or performance by the Account Debtor with respect thereto is materially impaired for any reason whatsoever, such Account shall cease to be an Eligible Account after notice of such determination is given to the Borrower Representative.

Eligible Inventory means Inventory of any Borrower which meets each of the following requirements:

(a)       (i) is owned by such Borrower, (ii) is subject to a perfected, first priority Lien in favor of the Lender and (iii) is not subject to any other assignment, claim or Lien;

(b)       it is salable and not slow-moving, obsolete or discontinued; provided that any Inventory which has been held for 18 months or more shall be deemed ineligible;

(c)       it is in the possession and control of such Borrower and it is stored and held in facilities owned by such Borrower or, if such facilities are not so owned, the Lender is in possession of a Collateral Access Agreement with respect thereto;

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(d)       it is not Inventory produced in violation of the Fair Labor Standards Act and subject to the “hot goods” provisions contained in Title 29 U.S.C. §215;

(e)       it is not subject to any agreement or license which would restrict the Lender’s ability to sell or otherwise dispose of such Inventory;

(f)        it is located in the United States or in any territory or possession of the United States that has adopted Article 9 of the Uniform Commercial Code;

(g)       it is not “in transit” to such Borrower or held by such Borrower on consignment;

(h)	it is not “work-in-progress” Inventory;
(i)	it is not supply items or packaging;

(j)        it is not identified to any purchase order or contract to the extent progress or advance payments are received with respect to such Inventory;

(k)       it does not breach any of the representations, warranties or covenants pertaining to Inventory set forth in the Loan Documents;

(l)	it is Inventory recorded on such Borrower’s inventory system; and

(m)      the Lender shall not have determined in its reasonable discretion that it is unacceptable due to age, type, category, quality, quantity and/or any other reason whatsoever.

Inventory which is at any time Eligible Inventory but which subsequently fails to meet any of the foregoing requirements shall forthwith cease to be Eligible Inventory.

Enginuity means Enginuity Communications Corporation, an Illinois corporation.

Enginuity Asset Purchase Agreement means that certain Asset Purchase Agreement dated as of July 1, 2004 pursuant to which Westell sold certain assets to Enginuity in exchange for $200,000, as the same may be amended in accordance with the terms hereof.

Enginuity Guarantee means that certain Unconditional Guarantee to the United States Small Business Administration dated as of July 1, 2004 entered into in connection with Enginuity Asset Purchase Agreement and pursuant to which Westell guaranteed the small business loan application of Enginuity up to a maximum dollar limitation of $1,650,000 in principal plus interest and other amounts owned on the note as the same may be amended in accordance with the terms hereof.

Enginuity Transaction Documents means, collectively, the Enginuity Asset Purchase Agreement and the Enginuity Guarantee.

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Environmental Claims means all claims, however asserted, by any governmental, regulatory or judicial authority or other Person alleging potential liability or responsibility for violation of any Environmental Law, or for release or injury to the environment.

Environmental Laws means all present or future federal, state or local laws, statutes, common law duties, rules, regulations, ordinances and codes, together with all administrative or judicial orders, consent agreements, directed duties, requests, licenses, authorizations and permits of, and agreements with, any governmental authority, in each case relating to any matter arising out of or relating to public health and safety, or pollution or protection of the environment or workplace, including any of the foregoing relating to the presence, use, production, generation, handling, transport, treatment, storage, disposal, distribution, discharge, emission, release, threatened release, control or cleanup of any Hazardous Substance.

Equipment is defined in the UCC.

ERISA means the Employee Retirement Income Security Act of 1974.

Event of Default means any of the events described in Section 13.1.

Excluded Taxes means taxes based upon, or measured by, the Lender’s (or a branch of the Lender’s) overall net income, overall net receipts, or overall net profits (including franchise taxes imposed in lieu of such taxes), but only to the extent such taxes are imposed by a taxing authority (a) in a jurisdiction in which the Lender is organized, (b) in a jurisdiction which the Lender’s principal office is located, or (c) in a jurisdiction in which the Lender’s lending office (or branch) in respect of which payments under this Agreement are made is located.

Federal Funds Rate means, for any day, a fluctuating interest rate equal for each day during such period to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations for such day on such transactions received by the Lender from three Federal funds brokers of recognized standing selected by the Lender. The Lender’s determination of such rate shall be binding and conclusive absent manifest error.

Fiscal Quarter means a fiscal quarter of a Fiscal Year.

Fiscal Year means the fiscal year of the Loan Parties, which period shall be the 12-month period ending on March 31st of each year. References to a Fiscal Year with a number corresponding to any calendar year (e.g., “Fiscal Year 2007”) refer to the Fiscal Year ending on March 31st of such year (e.g. March 31, 2007).

FRB means the Board of Governors of the Federal Reserve System or any successor thereto.

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Funded Debt means, as to any Person, all Debt of such Person that matures more than one year from the date of its creation (or is renewable or extendible, at the option of such Person, to a date more than one year from such date).

GAAP means generally accepted accounting principles set forth from time to time in the opinions and pronouncements of the Accounting Principles Board and the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board (or agencies with similar functions of comparable stature and authority within the U.S. accounting profession) and the Securities and Exchange Commission, which are applicable to the circumstances as of the date of determination.

Group - see Section 2.2.1.

Guaranty and Security Agreement means the Guaranty and Security Agreement dated as of the date hereof executed and delivered by the Loan Parties, together with any joinders thereto and any other guaranty and security agreement executed by a Loan Party, in each case in form and substance reasonably satisfactory to the Lender.

Hazardous Substances means (a) any petroleum or petroleum products, radioactive materials, asbestos in any form that is or could become friable, urea formaldehyde foam insulation, dielectric fluid containing levels of polychlorinated biphenyls, radon gas and mold; (b) any chemicals, materials, pollutant or substances defined as or included in the definition of “hazardous substances”, “hazardous waste”, “hazardous materials”, “extremely hazardous substances”, “restricted hazardous waste”, “toxic substances”, “toxic pollutants”, “contaminants”, “pollutants” or words of similar import, under any applicable Environmental Law; and (c) any other chemical, material or substance, the exposure to, or release of which is prohibited, limited or regulated by any governmental authority or for which any duty or standard of care is imposed pursuant to, any Environmental Law.

Hedging Agreement means any interest rate, currency or commodity swap agreement, cap agreement or collar agreement, and any other agreement or arrangement designed to protect a Person against fluctuations in interest rates, currency exchange rates or commodity prices.

Hedging Obligation means, with respect to any Person, any liability of such Person under any Hedging Agreement.

Indemnified Liabilities - see Section 14.16.

Intangible Assets means goodwill, patents, trademarks, prepaid expenses, deposits, deferred charges, deferred income taxes and other personal property which is classified as intangible property in accordance with GAAP.

Interest Expense means for any period the consolidated interest expense of the Loan Parties for such period (including all imputed interest on Capital Leases).

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Interest Period means, as to any LIBOR Loan, the period commencing on the date such Loan is borrowed or continued as, or converted into, a LIBOR Loan and ending on the date one, two, three or six months thereafter as selected by the Borrower Representative pursuant to Section 2.2.2 or 2.2.3, as the case may be; provided that:

(a)       if any Interest Period would otherwise end on a day that is not a Business Day, such Interest Period shall be extended to the following Business Day unless the result of such extension would be to carry such Interest Period into another calendar month, in which event such Interest Period shall end on the preceding Business Day;

(b)       any Interest Period that begins on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c)       the Borrower Representative may not select any Interest Period for a Revolving Loan which would extend beyond the Termination Date.

Inventory is defined in the Guaranty and Security Agreement.

Investment means, with respect to any Person, any investment in another Person, whether by acquisition of any debt or Capital Security, by making any loan or advance, by becoming obligated with respect to a Contingent Liability in respect of obligations of such other Person (other than travel and similar advances to employees in the ordinary course of business) or by making an Acquisition.

L/C Application means, with respect to any request for the issuance of a Letter of Credit, a letter of credit application in the form being used by the Lender at the time of such request for the type of letter of credit requested.

L/C Fee Rate means 2.00% per annum.

Lender - see the Preamble. In addition to the foregoing, for the purpose of identifying the Persons entitled to share in the Collateral and the proceeds thereof under, and in accordance with the provisions of, this Agreement and the Collateral Documents, the term “Lender” shall include Affiliates of the Lender providing a Bank Product.

Lender Party - see Section 14.16.

Letter of Credit - see Section 2.1.2.

LIBOR Loan means any Loan which bears interest at a rate determined by reference to the LIBOR Rate.

LIBOR Margin - see the definition of Applicable Margin.

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LIBOR Office means the office or offices of the Lender which shall be making or maintaining the LIBOR Loans hereunder. A LIBOR Office may be, at the option of the Lender, either a domestic or foreign office.

LIBOR Rate means a rate of interest equal to (a) the per annum rate of interest at which United States dollar deposits in an amount comparable to the amount of the relevant LIBOR Loan and for a period equal to the relevant Interest Period are offered in the London InterBank Eurodollar market at 11:00 A.M. (London time) two (2) Business Days prior to the commencement of such Interest Period (or three (3) Business Days prior to the commencement of such Interest Period if banks in London, England were not open and dealing in offshore United States dollars on such second preceding Business Day), as displayed in the Bloomberg Financial Markets system (or other authoritative source selected by the Lender in its reasonable discretion) or, if the Bloomberg Financial Markets system or another authoritative source is not available, as the LIBOR Rate is otherwise determined by the Lender in its reasonable discretion, divided by (b) a number determined by subtracting from 1.00 the then stated maximum reserve percentage for determining reserves to be maintained by member banks of the Federal Reserve System for Eurocurrency funding or liabilities as defined in Regulation D (or any successor category of liabilities under Regulation D), such rate to remain fixed for such Interest Period. The Lender’s determination of the LIBOR Rate shall be conclusive, absent manifest error.

Lien means, with respect to any Person, any interest granted by such Person in any real or personal property, asset or other right owned or being purchased or acquired by such Person (including an interest in respect of a Capital Lease) which secures payment or performance of any obligation and shall include any mortgage, lien, encumbrance, title retention lien, charge or other security interest of any kind, whether arising by contract, as a matter of law, by judicial process or otherwise.

Loan Documents means this Agreement, the Note, the Letters of Credit, the Master Letter of Credit Agreement, the L/C Applications, the Collateral Documents and all documents, instruments and agreements delivered in connection with the foregoing.

Loan Party means each Borrower and each Subsidiary.

Loan or Loans means the Revolving Loans.

Mandatory Prepayment Event - see Section 6.2.2(a).

Margin Stock means any “margin stock” as defined in Regulation U.

Master Letter of Credit Agreement means, at any time, with respect to the issuance of Letters of Credit, a master letter of credit agreement or reimbursement agreement in the form, if any, being used by the Lender at such time.

Material Adverse Effect means (a) a material adverse change in, or a material adverse effect upon, the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole, (b) a material impairment of the ability of any Loan Party to perform any of the

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Obligations under any Loan Document or (c) a material adverse effect upon any substantial portion of the collateral under the Collateral Documents or upon the legality, validity, binding effect or enforceability against any Loan Party of any Loan Document.

Mortgage means a mortgage, deed of trust, leasehold mortgage or similar instrument granting the Lender a Lien on real property of any Loan Party.

Multiemployer Pension Plan means a multiemployer plan, as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any other member of the Controlled Group may have any liability.

Net Worth means, with respect to any Person, as of any date, the sum of the capital stock and additional paid-in capital plus retained earnings (or minus accumulated deficit) calculated in conformity with GAAP.

Non-Use Fee Rate means .75% per annum.

Note means a promissory note substantially in the form of Exhibit A.

Notice of Borrowing - see Section 2.2.2.

Notice of Conversion/Continuation - see Section 2.2.3.

Obligations means all obligations (monetary (including post-petition interest, allowed or not) or otherwise) of any Loan Party under this Agreement and any other Loan Document including Attorney Costs and any reimbursement obligations of each Loan Party in respect of Letters of Credit and surety bonds, all Hedging Obligations permitted hereunder which are owed to the Lender or its Affiliate, and all Bank Products Obligations, all in each case howsoever created, arising or evidenced, whether direct or indirect, absolute or contingent, now or hereafter existing, or due or to become due.

OFAC - see Section 10.4.

Operating Lease means any lease of (or other agreement conveying the right to use) any real or personal property by any Loan Party, as lessee, other than any Capital Lease.

PBGC means the Pension Benefit Guaranty Corporation and any entity succeeding to any or all of its functions under ERISA.

Participant - see Section 14.6.2.

Pension Plan means a “pension plan”, as such term is defined in Section 3(2) of ERISA, which is subject to Title IV of ERISA or the minimum funding standards of ERISA (other than a Multiemployer Pension Plan), and as to which any Loan Party or any member of the Controlled Group may have any liability, including any liability by reason of having been a substantial

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employer within the meaning of Section 4063 of ERISA at any time during the preceding five years, or by reason of being deemed to be a contributing sponsor under Section 4069 of ERISA.

Permitted Holders means the Voting Trust, any beneficiary of the Voting Trust, the voting trustee of the Voting Trust and Robert C. Penny III (individually and as trustee of any other trust).

Permitted Lien means a Lien expressly permitted hereunder pursuant to Section 11.2.

Person means any natural person, corporation, partnership, trust, limited liability company, association, governmental authority or unit, or any other entity, whether acting in an individual, fiduciary or other capacity.

Prime Rate means, for any day, the rate of interest in effect for such day as publicly announced from time to time by the Lender as its prime rate (whether or not such rate is actually charged by the Lender), which is not intended to be the Lender’s lowest or most favorable rate of interest at any one time. Any change in the Prime Rate announced by the Lender shall take effect at the opening of business on the day specified in the public announcement of such change; provided that the Lender shall not be obligated to give notice of any change in the Prime Rate.

Regulation D means Regulation D of the FRB.

Regulation U means Regulation U of the FRB.

Reportable Event means a reportable event as defined in Section 4043 of ERISA and the regulations issued thereunder as to which the PBGC has not waived the notification requirement of Section 4043(a), or the failure of a Pension Plan to meet the minimum funding standards of Section 412 of the Code (without regard to whether the Pension Plan is a plan described in Section 4021(a)(2) of ERISA) or under Section 302 of ERISA.

Requisite Minimum Balances means an average monthly demand deposit account balance of at least $5,000,000 and an average monthly balance of at least $15,000,000 consisting of other investments.

Revolving Authorization means $12,000,000, as reduced from time to time pursuant to Section 6.1.

Revolving Loan - see Section 2.1.1.

Revolving Loan Availability means the lesser of (i) the Revolving Authorization and (ii) the Borrowing Base.

Revolving Outstandings means, at any time, the sum of (a) the aggregate principal amount of all outstanding Revolving Loans, plus (b) the Stated Amount of all Letters of Credit.

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SEC means the Securities and Exchange Commission or any other governmental authority succeeding to any of the principal functions thereof.

Senior Officer means, with respect to any Loan Party, any of the president, chief executive officer, the chief financial officer, the chief operating officer, controller or the treasurer of such Loan Party.

Stated Amount means, with respect to any Letter of Credit at any date of determination, (a) the maximum aggregate amount available for drawing thereunder under any and all circumstances plus (b) the aggregate amount of all unreimbursed payments and disbursements under such Letter of Credit.

Subsidiary means, with respect to any Person, a corporation, partnership, limited liability company or other entity of which such Person owns, directly or indirectly, such number of outstanding Capital Securities as have more than 50% of the ordinary voting power for the election of directors or other managers of such corporation, partnership, limited liability company or other entity. Unless the context otherwise requires, each reference to Subsidiaries herein shall be a reference to Subsidiaries of the Borrowers.

Tangible Net Worth of any Person means an amount equal to: (a) Net Worth of such Person; less (b) Intangible Assets of such Person; less (c) all obligations owed to such Person or any of its Subsidiaries by any Affiliate of such Person or any of its Subsidiaries; and less (d) all loans by such Person to its officers, stockholders, Subsidiaries or employees.

Taxes means any and all present and future taxes, duties, levies, imposts, deductions, assessments, charges or withholdings, and any and all liabilities (including interest and penalties and other additions to taxes) with respect to the foregoing, but excluding Excluded Taxes.

Termination Date means the earlier to occur of (a) March 5, 2010 (b) such other date on which the Revolving Authorization terminates pursuant to Section 6 or Section 13.

Termination Event means, with respect to a Pension Plan that is subject to Title IV of ERISA, (a) a Reportable Event, (b) the withdrawal of a Loan Party or any other member of the Controlled Group from such Pension Plan during a plan year in which such Loan Party or any other member of the Controlled Group was a “substantial employer” as defined in Section 4001(a)(2) of ERISA or was deemed such under Section 4068(f) of ERISA, (c) the termination of such Pension Plan, the filing of a notice of intent to terminate the Pension Plan or the treatment of an amendment of such Pension Plan as a termination under Section 4041 of ERISA, (d) the institution by the PBGC of proceedings to terminate such Pension Plan or (e) any event or condition that might constitute grounds under Section 4042 of ERISA for the termination of, or appointment of a trustee to administer, such Pension Plan.

Total Plan Liability means, at any time, the present value of all vested and unvested accrued benefits under all Pension Plans, determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

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type - see Section 2.2.1.

UCC is defined in the Guaranty and Security Agreement.

Unfunded Liability means the amount (if any) by which the present value of all vested and unvested accrued benefits under all Pension Plans exceeds the fair market value of all assets allocable to those benefits, all determined as of the then most recent valuation date for each Pension Plan, using PBGC actuarial assumptions for single employer plan terminations.

Unmatured Event of Default means any event that, if it continues uncured, will, with lapse of time or notice or both, constitute an Event of Default.

Voting Trust means The Westell Technologies, Inc., f/k/a Electronic Information Technologies, Inc. Voting Trust Agreement dated February 23, 1994, as amended.

Withholding Certificate - see Section 7.6(d).

Wholly-Owned Subsidiary means, as to any Person, a Subsidiary all of the Capital Securities of which (except directors’ qualifying Capital Securities) are at the time directly or indirectly owned by such Person and/or another Wholly-Owned Subsidiary of such Person.

1.2.	Other Interpretive Provisions.

(a)       The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b)       Section, Annex, Schedule and Exhibit references are to this Agreement unless otherwise specified.

(c)	The term “including” is not limiting and means “including without limitation.”

(d)       In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including”; the words “to” and “until” each mean “to but excluding”, and the word “through” means “to and including.”

(e)       Unless otherwise expressly provided herein, (i) references to agreements (including this Agreement and the other Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, supplements and other modifications thereto, but only to the extent such amendments, restatements, supplements and other modifications are not prohibited by the terms of any Loan Document, and (ii) references to any statute or regulation shall be construed as including all statutory and regulatory provisions amending, replacing, supplementing or interpreting such statute or regulation.

(f)        This Agreement and the other Loan Documents may use several different limitations, tests or measurements to regulate the same or similar matters. All such limitations, tests and measurements are cumulative and each shall be performed in accordance with its terms.

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(g)       This Agreement and the other Loan Documents are the result of negotiations among and have been reviewed by counsel to the Borrowers, the Lender and the other parties thereto and are the products of all parties. Accordingly, they shall not be construed against the Lender merely because of the Lender’s involvement in their preparation.

SECTION 2	CREDIT AUTHORIZATION; BORROWING, CONVERSION AND LETTER OF CREDIT PROCEDURES.

2.1.      Credit Authorization. On and subject to the terms and conditions of this Agreement, the Lender agrees to make loans to, and issue letters of credit for the account of, the Borrowers as follows:

2.1.1    Revolving Loan Authorization. The Lender agrees to make loans on a revolving basis (“Revolving Loans”) from time to time until the Termination Date to the Borrowers in such amounts as the Borrower Representative may request from the Lender; provided that Revolving Loans will be made in Lender’s reasonable credit judgment in accordance with the terms and conditions hereof and of the other Loan Documents, and further provided that the Revolving Outstandings will not at any time exceed Revolving Loan Availability.

2.1.2    L/C Subfacility. Subject to Section 2.3.1, the Lender agrees to issue letters of credit, in each case containing such terms and conditions as are permitted by this Agreement and are reasonably satisfactory to the Lender (each, a “Letter of Credit”), at the request of the Borrower Representative and for the account of the Borrowers from time to time before the scheduled Termination Date; provided that (a) the aggregate Stated Amount of all Letters of Credit shall not at any time exceed $1,500,000, (b) Letters of Credit will be issued in Lender’s reasonable credit judgment in accordance with the terms and conditions hereof and of the other Loan Documents and (c) the Revolving Outstandings shall not at any time exceed Revolving Loan Availability.

2.2.	Loan Procedures.

2.2.1    Various Types of Loans. Each Revolving Loan shall be divided into tranches which are, either a Base Rate Loan or a LIBOR Loan (each a “type” of Loan), as the Borrower Representative shall specify in the related notice of borrowing or conversion pursuant to Section 2.2.2 or 2.2.3. LIBOR Loans having the same Interest Period which expire on the same day are sometimes called a “Group” or collectively “Groups”. Base Rate Loans and LIBOR Loans may be outstanding at the same time, provided that not more than five (5) different Groups of LIBOR Loans shall be outstanding at any one time.

2.2.2    Borrowing Procedures. The Borrower Representative shall give written notice (each such written notice, a “Notice of Borrowing”) substantially in the form of Exhibit E or telephonic notice (followed immediately by a Notice of Borrowing) to the Lender of each request for a proposed borrowing not later than (a) in the case of a Base Rate borrowing, 2:00 P.M., Chicago time, on the proposed date of such borrowing, and (b) in the case of a LIBOR borrowing, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such

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borrowing. Each such notice shall be effective upon receipt by the Lender, shall be irrevocable, and shall specify the date, amount and type of borrowing requested and, in the case of a LIBOR borrowing, the initial Interest Period requested therefor. The proceeds of such borrowing will be made available to the Borrowers on the requested borrowing date. Each borrowing shall be on a Business Day. Each Base Rate borrowing shall be in an aggregate amount of at least $100,000 and an integral multiple of $100,000, and each LIBOR borrowing shall be in an aggregate amount of at least $1,000,000 and an integral multiple of at least $500,000. The Lender shall promptly notify the Borrower Representative of its decision as to whether it agrees to make any borrowing requested pursuant to this Section 2.2.2 and in the event the Lender fails to respond or fails to make any requested Loan on the requested borrowing date, Lender shall be assumed to have accepted Borrowers’ request for such Loan.

2.2.3    Conversion and Continuation Procedures. (a) Subject to Section 2.2.1, the Borrowers may, upon irrevocable written notice by the Borrower Representative to the Lender in accordance with clause (b) below:

(A)      elect, as of any Business Day, to convert any Loans (or any part thereof in an aggregate amount not less than $500,000 or a higher integral multiple of $100,000) into Loans of the other type; or

(B)      elect, as of the last day of the applicable Interest Period, to continue any LIBOR Loans having Interest Periods expiring on such day (or any part thereof in an aggregate amount not less than $1,000,000 or a higher integral multiple of $500,000) for a new Interest Period;

provided that after giving effect to any prepayment, conversion or continuation, the aggregate principal amount of each Group of LIBOR Loans shall be at least $1,000,000 and an integral multiple of $500,000.

(b)       The Borrower Representative shall give written notice (each such written notice, a “Notice of Conversion/Continuation”) substantially in the form of Exhibit F or telephonic notice (followed immediately by a Notice of Conversion/Continuation) to the Lender of each request for the proposed conversion or continuation not later than (i) in the case of conversion into Base Rate Loans, 2:00 P.M., Chicago time, on the proposed date of such conversion and (ii) in the case of conversion into or continuation of LIBOR Loans, 11:00 A.M., Chicago time, at least three Business Days prior to the proposed date of such conversion or continuation, specifying in each case:

(A)	the proposed date of conversion or continuation;
(B)	the aggregate amount of Loans to be converted or continued;

(C)      the type of Loans resulting from the proposed conversion or continuation; and

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(D)      in the case of conversion into, or continuation of, LIBOR Loans, the duration of the requested Interest Period therefor.

(c)       If upon the expiration of any Interest Period applicable to LIBOR Loans, the Borrower Representative has failed to select timely a new Interest Period to be applicable to such LIBOR Loans, the Borrowers shall be deemed to have elected to convert such LIBOR Loans into Base Rate Loans effective on the last day of such Interest Period.

(d)       Any conversion of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall be subject to Section 8.4.

(e)       The Lender shall promptly notify the Borrower Representative of its decision whether to accept or reject any request for a continuation or conversion pursuant to this Section 2.2.3 and in the event the Lender fails to respond or fails to make any requested conversion or continuation of a Loan on the date requested therefor, Lender shall be assumed to have accepted Borrowers’ request for the same.

2.3.	Letter of Credit Procedures.

2.3.1    L/C Applications. Each Borrower shall execute and deliver to the Lender the Master Letter of Credit Agreement from time to time in effect. The Borrower Representative shall give notice to the Lender of each request for the proposed issuance of each Letter of Credit on a Business Day which is at least three Business Days (or such lesser number of days as the Lender shall agree in any particular instance in its reasonable discretion) prior to the proposed date of issuance of such Letter of Credit. Each such notice shall be accompanied by an L/C Application, duly executed by the Borrowers and in all respects reasonably satisfactory to the Lender, together with such other documentation as the Lender may request in support thereof, it being understood that each L/C Application shall specify, among other things, the date on which the proposed Letter of Credit is to be issued, the expiration date of such Letter of Credit (which shall not be later than the scheduled Termination Date (unless such Letter of Credit is Cash Collateralized)) and whether such Letter of Credit is to be transferable in whole or in part. In the event of any inconsistency between the terms of the Master Letter of Credit Agreement, any L/C Application and the terms of this Agreement, the terms of this Agreement shall control. The Lender agrees it will promptly notify the Borrower Representative whether or not it agrees to issue any Letter of Credit requested under this Section 2.3.

2.3.2	Reimbursement Obligations.

(a)       The Borrowers hereby unconditionally and irrevocably agree to reimburse the Lender for each payment or disbursement made by the Lender under any Letter of Credit honoring any demand for payment made by the beneficiary thereunder, in each case on the date that such payment or disbursement is made. Any amount not reimbursed on the date of such payment or disbursement shall bear interest from the date of such payment or disbursement to the date that the Lender is reimbursed by the Borrowers

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therefor, payable on demand, at a rate per annum equal to the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect plus, beginning on the third Business Day after receipt of notice from the Lender of such payment or disbursement, 2%. The Lender shall notify the Borrower Representative whenever any demand for payment is made under any Letter of Credit by the beneficiary thereunder; provided that the failure of the Lender to so notify the Borrower Representative shall not affect the rights of the Lender in any manner whatsoever.

(b)       The Borrowers’ reimbursement obligations hereunder shall be irrevocable and unconditional under all circumstances, including (a) any lack of validity or enforceability of any Letter of Credit, this Agreement or any other Loan Document, (b) the existence of any claim, set-off, defense or other right which any Loan Party may have at any time against a beneficiary named in a Letter of Credit, any transferee of any Letter of Credit (or any Person for whom any such transferee may be acting), the Lender or any other Person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, the transactions contemplated herein or any unrelated transactions (including any underlying transaction between any Loan Party and the beneficiary named in any Letter of Credit), (c) the validity, sufficiency or genuineness of any document which the Lender has determined complies on its face with the terms of the applicable Letter of Credit, even if such document should later prove to have been forged, fraudulent, invalid or insufficient in any respect or any statement therein shall have been untrue or inaccurate in any respect, or (d) the surrender or impairment of any security for the performance or observance of any of the terms hereof. Without limiting the foregoing, no action or omission whatsoever by the Lender under or in connection with any Letter of Credit or any related matters shall result in any liability of the Lender to any Borrower, or relieve any Borrower of any of its obligations hereunder to any such Person.

2.4.      Certain Conditions. The Lender shall have no obligation to make any Loan, or to permit the continuation of or any conversion into any LIBOR Loan or have any obligation to issue any Letter of Credit, if an Event of Default or Unmatured Event of Default exists.

2.5.      Borrower Representative. Each Borrower hereby designates the Borrower Representative as its representative and agent for all purposes under the Loan Documents, including requests for Loans and Letters of Credit, designation of interest rates, delivery or receipt of communications, preparation and delivery of Borrowing Base Certificates and financial reports, receipt and payment of Obligations, requests for waivers, amendments, consents, modifications or other accommodations, actions under the Loan Documents (including in respect of compliance with covenants), and all other dealings with the Lender. Borrower Representative hereby accepts such appointment. The Bank shall be entitled to rely upon, and shall be fully protected in relying upon, any notice or communication (including any notice of borrowing) delivered by Borrower Representative on behalf of the Borrowers or any of them. The Lender may give any notice or communication with a Borrower hereunder to Borrower Representative on behalf of such Borrower. The Lender shall have the right, in its discretion, to deal exclusively with Borrower Representative for any or all purposes under the Loan Documents. Each Borrower agrees that

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any notice, election, communication, representation, agreement or undertaking made on its behalf by Borrower Representative shall be binding upon and enforceable against it.

SECTION 3	EVIDENCING OF LOANS.

3.1.      Note. The Loans of the Lender shall be evidenced by the joint and several Note of the Borrowers, with appropriate insertions, payable to the order of the Lender in a face principal amount equal to Twelve Million and 00/100th Dollars ($12,000,000).

3.2.      Recordkeeping. The Lender, shall record in its records, the date and amount of each Loan made by the Lender, each repayment or conversion thereof and, in the case of each LIBOR Loan, the dates on which each Interest Period for such Loan shall begin and end. The aggregate unpaid principal amount so recorded shall be prima facie evidence of the principal amount of the Loans owing and unpaid. The failure to so record any such amount or any error in so recording any such amount shall not, however, limit or otherwise affect the Obligations of the Borrowers hereunder or under any Note to repay the principal amount of the Loans hereunder, together with all interest accruing thereon.

SECTION 4	INTEREST.

4.1.      Interest Rates. The Borrowers promise to pay interest on the unpaid principal amount of each Loan for the period commencing on the date of such Loan until such Loan is paid in full as follows:

(a)       at all times while such Loan is a Base Rate Loan, at a rate per annum equal to the greater of (i) sum of the Base Rate from time to time in effect plus the Base Rate Margin from time to time in effect and (ii) the LIBOR Rate which would have otherwise been applicable to such Loan had Borrowers elected it be a LIBOR Loan with an Interest Period of one month plus the Applicable Margin for LIBOR Loans from time to time in effect; and

(b)       at all times while such Loan is a LIBOR Loan, at a rate per annum equal to the sum of the LIBOR Rate applicable to each Interest Period for such Loan plus the LIBOR Margin from time to time in effect;

provided that at any time an Event of Default exists, unless the Lender otherwise consents, the interest rate applicable to each Loan shall be increased by 2% (and, in the case of Obligations not bearing interest, such Obligations shall bear interest at the Base Rate applicable to Revolving Loans plus 2%).

4.2.      Interest Payment Dates. Accrued interest on each Base Rate Loan shall be payable in arrears on the last day of each calendar month and at maturity. Accrued interest on each LIBOR Loan shall be payable on the last day of each Interest Period relating to such Loan (and, in the case of a LIBOR Loan with an Interest Period in excess of three months, on the three-month anniversary of the first day of such Interest Period), upon a prepayment of such Loan, and at maturity. After maturity, and at any time an Event of Default exists, accrued interest on all Loans shall be payable on demand.

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4.3.      Setting and Notice of LIBOR Rates. The applicable LIBOR Rate for each Interest Period shall be determined by the Lender, and notice thereof shall be given by the Lender promptly to the Borrower Representative. Each determination of the applicable LIBOR Rate by the Lender shall be conclusive and binding upon the parties hereto, in the absence of demonstrable error.

4.4.      Computation of Interest. Interest shall be computed for the actual number of days elapsed on the basis of a year of 360 days. The applicable interest rate for each Base Rate Loan shall change simultaneously with each change in the Base Rate.

SECTION 5	FEES.

5.1.      Non-Use Fee. The Borrowers agree to pay to the Lender a non-use fee, for the period beginning ninety (90) days from the Closing Date to the Termination Date, at the Non-Use Fee Rate in effect from time to time the unused amount of the Revolving Authorization. For purposes of calculating usage under this Section, the Revolving Authorization shall be deemed used to the extent of Revolving Outstandings. Such non-use fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date for any period then ending for which such non-use fee shall not have previously been paid. The non-use fee shall be computed for the actual number of days elapsed on the basis of a year of 360 days. Notwithstanding the foregoing, such non-use fee shall be waived at all times during which the Loan Parties maintain Requisite Minimum Balances with the Lender.

5.2.	Letter of Credit Fees.

(a)       The Borrowers agree to pay to the Lender a letter of credit fee for each Letter of Credit equal to the L/C Fee Rate in effect from time to time of the undrawn amount of such Letter of Credit (computed for the actual number of days elapsed on the basis of a year of 360 days); provided that, unless the Lender otherwise consent, the rate applicable to each Letter of Credit shall be increased by 2% at any time that an Event of Default exists. Such letter of credit fee shall be payable in arrears on the last day of each calendar quarter and on the Termination Date (or such later date on which such Letter of Credit expires or is terminated) for the period from the date of the issuance of each Letter of Credit (or the last day on which the letter of credit fee was paid with respect thereto) to the date such payment is due or, if earlier, the date on which such Letter of Credit expired or was terminated.

(b)       In addition, with respect to each Letter of Credit, the Borrowers agree to pay to the Lender such fees and expenses as the Lender customarily requires in connection with the issuance, negotiation, processing and/or administration of letters of credit in similar situations.

5.3.      Closing Fee. The Borrowers agree to pay to the Lender a non-refundable closing fee in an amount equal to $25,000 on the date which is ninety (90) days after the Closing Date, provided such fee will be waived if prior to the end of such 90 day period and all times thereafter through the Termination Date, the Borrowers establish and maintain Requisite Minimum Balances.

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SECTION 6	REDUCTION OR TERMINATION OF THE REVOLVING AUTHORIZATION; PREPAYMENTS.

6.1.	Reduction or Termination of the Revolving Authorization.

6.1.1    Voluntary Reduction or Termination of the Revolving Authorization. The Borrowers may from time to time on at least five Business Days’ prior written notice from the Borrower Representative received by the Lender permanently reduce the Revolving Authorization to an amount not less than the Revolving Outstandings. Any such reduction shall be in an amount not less than $500,000 or a higher integral multiple of $100,000. Concurrently with any reduction of the Revolving Authorization to zero, the Borrowers shall pay all interest on the Revolving Loans, all non-use fees and all letter of credit fees and shall Cash Collateralize in full all obligations arising with respect to the Letters of Credit.

6.2.	Prepayments.

6.2.1    Voluntary Prepayments. The Borrowers may from time to time prepay the Loans in whole or in part; provided that the Borrower Representative shall give the Lender notice thereof not later than 2:00 P.M., Chicago time, on the day of such prepayment (which shall be a Business Day), specifying the Loans to be prepaid and the date and amount of prepayment. Any such partial prepayment shall be in an amount equal to $500,000 or a higher integral multiple of $100,000.

6.2.2	Mandatory Prepayments.

(a)       If on any day the Revolving Outstandings exceeds the Borrowing Base, the Borrowers shall immediately prepay Revolving Loans and/or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

(b)       If on any day on which the Revolving Authorization is reduced pursuant to Section 6.1.1 the Revolving Outstandings exceeds the Revolving Authorization, the Borrowers shall immediately prepay Revolving Loans or Cash Collateralize the outstanding Letters of Credit, or do a combination of the foregoing, in an amount sufficient to eliminate such excess.

6.3.	Manner of Prepayments.

6.3.1    All Prepayments. Each voluntary partial prepayment shall be in a principal amount of $500,000 or a higher integral multiple of $100,000. Any partial prepayment of a Group of LIBOR Loans shall be subject to the proviso to Section 2.2.3(a). Any prepayment of a LIBOR Loan on a day other than the last day of an Interest Period therefor shall include interest on the principal amount being repaid and shall be subject to Section 8.4. Except as otherwise provided by this Agreement, all principal payments in respect of the Loans shall be applied first, to repay outstanding Base Rate Loans and then to repay outstanding LIBOR Rate Loans in direct order of Interest Period maturities.

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6.4.	Repayments.

6.4.1    Revolving Loans. The Revolving Loans shall be paid in full and the Revolving Authorization shall terminate on the Termination Date.

SECTION 7	MAKING AND PRORATION OF PAYMENTS; SETOFF; TAXES.

7.1.      Making of Payments. All payments of principal or interest on the Note, and of all fees, shall be made by the Borrowers to the Lender in immediately available funds at the office specified by the Lender not later than noon, Chicago time, on the date due; and funds received after that hour shall be deemed to have been received by the Lender on the following Business Day.

7.2.      Application of Certain Payments. So long as no Unmatured Event of Default or Event of Default has occurred and is continuing, (a) payments matching specific scheduled payments then due shall be applied to those scheduled payments and (b) voluntary and mandatory prepayments shall be applied as set forth in Sections 6.2 and 6.3. After the occurrence and during the continuance of an Unmatured Event of Default or Event of Default, all amounts collected or received by the Lender as proceeds from the sale of, or other realization upon, all or any part of the Collateral shall be applied as the Lender shall determine in its discretion or, in the absence of a specific determination by the Lender, as set forth in the Guaranty and Security Agreement.

7.3.      Due Date Extension. If any payment of principal or interest with respect to any of the Loans, or of any fees, falls due on a day which is not a Business Day, then such due date shall be extended to the immediately following Business Day (unless, in the case of a LIBOR Loan, such immediately following Business Day is the first Business Day of a calendar month, in which case such due date shall be the immediately preceding Business Day) and, in the case of principal, additional interest shall accrue and be payable for the period of any such extension.

7.4.      Setoff. Each Borrower, for itself and each other Loan Party, agrees that the Lender has all rights of set-off and bankers’ lien provided by applicable law, and in addition thereto, each Borrower, for itself and each other Loan Party, agrees that at any time any Event of Default exists, the Lender may apply to the payment of any Obligations of the Borrowers and each other Loan Party hereunder, whether or not then due, any and all balances, credits, deposits, accounts or moneys of such Borrower and each other Loan Party then or thereafter with the Lender.

7.5.	Taxes.

(a)       All payments made by the Borrowers hereunder or under any Loan Documents shall be made without setoff, counterclaim, or other defense. To the extent permitted by applicable law, all payments hereunder or under the Loan Documents (including any payment of principal, interest, or fees) to, or for the benefit, of any person shall be made by the Borrowers free and clear of and without deduction or withholding for, or account of, any Taxes now or hereinafter imposed by any taxing authority.

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(b)       If the Lender is required by law to make any payments of any Taxes on or in relation to any amounts received or receivable hereunder or under any other Loan Document, or any Tax is assessed against the Lender with respect to amounts received or receivable hereunder or under any other Loan Document, the Borrowers will indemnify the Lender against (i) such Tax (and any reasonable counsel fees and expenses associated with such Tax) and (ii) any taxes imposed as a result of the receipt of the payment under this Section 7.5(b). A certificate prepared in good faith as to the amount of such payment by the Lender, absent manifest error, be final, conclusive, and binding on all parties.

SECTION 8	INCREASED COSTS; SPECIAL PROVISIONS FOR LIBOR LOANS.

8.1.	Increased Costs.

(a)       If, after the date hereof, the adoption of, or any change in, any applicable law, rule or regulation, or any change in the interpretation or administration of any applicable law, rule or regulation by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or compliance by the Lender with any request or directive (whether or not having the force of law) of any such authority, central bank or comparable agency: (i) shall impose, modify or deem applicable any reserve (including any reserve imposed by the FRB, but excluding any reserve included in the determination of the LIBOR Rate pursuant to Section 4), special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by the Lender; or (ii) shall impose on the Lender any other condition affecting its LIBOR Loans, its Note or its obligation to make LIBOR Loans; and the result of anything described in clauses (i) and (ii) above is to increase the cost to (or to impose a cost on) the Lender (or any LIBOR Office of the Lender) of making or maintaining any LIBOR Loan, or to reduce the amount of any sum received or receivable by the Lender (or its LIBOR Office) under this Agreement or under its Note with respect thereto, then upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Borrowers shall pay to the Lender such additional amount as will compensate the Lender for such increased cost or such reduction.

(b)       If the Lender shall reasonably determine that any change in, or the adoption or phase-in of, any applicable law, rule or regulation regarding capital adequacy, or any change in the interpretation or administration thereof by any governmental authority, central bank or comparable agency charged with the interpretation or administration thereof, or the compliance by the Lender or any Person controlling the Lender with any request or directive regarding capital adequacy (whether or not having the force of law) of any such authority, central bank or comparable agency, has or would have the effect of reducing the rate of return on the Lender’s or such controlling Person’s capital as a consequence of the Lender’s obligations hereunder or under any Letter of Credit to a level below that which the Lender or such controlling Person could have achieved but for such change, adoption, phase-in or compliance (taking into consideration the Lender’s or such controlling Person’s policies with respect to capital adequacy) by an amount deemed by the Lender or such controlling Person to be material, then from time to time, upon demand by the Lender (which demand shall be accompanied by a statement setting

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forth the basis for such demand and a calculation of the amount thereof in reasonable detail), the Borrowers shall pay to the Lender such additional amount as will compensate the Lender or such controlling Person for such reduction.

8.2.	Basis for Determining Interest Rate Inadequate or Unfair. If:

(a)       the Lender reasonably determines (which determination shall be binding and conclusive on the Borrowers) that by reason of circumstances affecting the interbank LIBOR market adequate and reasonable means do not exist for ascertaining the applicable LIBOR Rate; or

(b)       the LIBOR Rate as determined by the Lender will not adequately and fairly reflect the cost to the Lender of maintaining or funding LIBOR Loans for such Interest Period (taking into account any amount to which the Lender may be entitled under Section 8.1) or that the making or funding of LIBOR Loans has become impracticable as a result of an event occurring after the date of this Agreement which in the opinion of the Lender materially affects such Loans;

then the Lender shall promptly notify the Borrower Representative thereof and, so long as such circumstances shall continue, (i) the Lender shall not be under any obligation to make or convert any Base Rate Loans into LIBOR Loans and (ii) on the last day of the current Interest Period for each LIBOR Loan, such Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.3.      Changes in Law Rendering LIBOR Loans Unlawful. If any change in, or the adoption of any new, law or regulation, or any change in the interpretation of any applicable law or regulation by any governmental or other regulatory body charged with the administration thereof, should make it (or in the good faith judgment of the Lender cause a substantial question as to whether it is) unlawful for the Lender to make, maintain or fund LIBOR Loans, then the Lender shall promptly notify the Borrower Representative thereof and, so long as such circumstances shall continue, (a) the Lender shall have no obligation to make or convert any Base Rate Loan into a LIBOR Loan and (b) on the last day of the current Interest Period for each LIBOR Loan (or, in any event, on such earlier date as may be required by the relevant law, regulation or interpretation), such LIBOR Loan shall, unless then repaid in full, automatically convert to a Base Rate Loan.

8.4.      Funding Losses. The Borrowers hereby agree that upon demand by the Lender (which demand shall be accompanied by a statement setting forth the basis for the amount being claimed), the Borrowers will indemnify the Lender against any net loss or expense which the Lender may sustain or incur (including any net loss or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Lender to fund or maintain any LIBOR Loan), as reasonably determined by the Lender, as a result of (a) any payment, prepayment or conversion of any LIBOR Loan on a date other than the last day of an Interest Period for such Loan (including any conversion pursuant to Section 8.3) or (b) any failure of the Borrowers to borrow, convert or continue any Loan on a date specified therefor in a

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notice of borrowing, conversion or continuation pursuant to this Agreement. For this purpose, all notices to the Lender pursuant to this Agreement shall be deemed to be irrevocable.

8.5.      Right of Lender to Fund through Other Offices. The Lender may, if it so elects, funds any LIBOR Loan by causing a foreign branch or Affiliate of the Lender to make such Loan; provided that in such event for the purposes of this Agreement such Loan shall be deemed to have been made by the Lender and the obligation of the Borrowers to repay such Loan shall nevertheless be to the Lender and shall be deemed held by it, to the extent of such Loan, for the account of such branch or Affiliate.

8.6.      Discretion of Lender as to Manner of Funding. Notwithstanding any provision of this Agreement to the contrary, the Lender shall be entitled to fund and maintain its funding of all or any part of its Loans in any manner it sees fit, it being understood, however, that for the purposes of this Agreement all determinations hereunder shall be made as if the Lender had actually funded and maintained each LIBOR Loan during each Interest Period for such Loan through the purchase of deposits having a maturity corresponding to such Interest Period and bearing an interest rate equal to the LIBOR Rate for such Interest Period.

8.7.	Mitigation of Circumstances.

The Lender shall promptly notify the Borrower Representative of any event of which it has knowledge which will result in, and will use reasonable commercial efforts available to it (and not, in the Lender’s sole judgment, otherwise disadvantageous to the Lender) to mitigate or avoid, (i) any obligation by the Borrowers to pay any amount pursuant to Sections 7.5 or 8.1 or (ii) the occurrence of any circumstances described in Sections 8.2 or 8.3 (and, if the Lender has given notice of any such event described in clause (i) or (ii) above and thereafter such event ceases to exist, the Lender shall promptly so notify the Borrower Representative). Without limiting the foregoing, the Lender will designate a different funding office if such designation will avoid (or reduce the cost to the Borrowers of) any event described in clause (i) or (ii) above and such designation will not, in the Lender’s sole judgment, be otherwise disadvantageous to the Lender.

8.8.      Conclusiveness of Statements; Survival of Provisions. Determinations and statements of the Lender pursuant to Sections 8.1, 8.2, 8.3 or 8.4 shall be conclusive absent demonstrable error. The Lender may use reasonable averaging and attribution methods in determining compensation under Sections 8.1 and 8.4, and the provisions of such Sections shall survive repayment of the Obligations, cancellation of the Note, expiration or termination of the Letters of Credit and termination of this Agreement.

SECTION 9	REPRESENTATIONS AND WARRANTIES.

To induce the Lender to enter into this Agreement and to induce the Lender to make Loans and issue Letters of Credit hereunder, each Borrower represents and warrants to the Lender that:

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9.1.      Organization. Each Loan Party is validly existing and in good standing under the laws of its jurisdiction of organization; and each Loan Party is duly qualified to do business in each jurisdiction where, because of the nature of its activities or properties, such qualification is required, except for such jurisdictions where the failure to so qualify would not have a Material Adverse Effect.

9.2.      Authorization; No Conflict. Each Loan Party is duly authorized to execute and deliver each Loan Document to which it is a party, each Borrower is duly authorized to borrow monies hereunder and each Loan Party is duly authorized to perform its Obligations under each Loan Document to which it is a party. The execution, delivery and performance by each Loan Party of each Loan Document to which it is a party, and the borrowings by each Borrower hereunder, do not and will not (a) require any consent or approval of any governmental agency or authority (other than any consent or approval which has been obtained and is in full force and effect), (b) conflict with (i) any provision of law, (ii) the charter, by-laws or other organizational documents of any Loan Party or (iii) any agreement, indenture, instrument or other document, or any judgment, order or decree, which is binding upon any Loan Party or any of their respective properties or (c) require, or result in, the creation or imposition of any Lien on any asset of any Loan Party (other than Liens in favor of the Lender created pursuant to the Collateral Documents).

9.3.      Validity and Binding Nature. Each of this Agreement and each other Loan Document to which any Loan Party is a party is the legal, valid and binding obligation of such Person, enforceable against such Person in accordance with its terms, subject to bankruptcy, insolvency and similar laws affecting the enforceability of creditors’ rights generally and to general principles of equity.

9.4.      Financial Condition. The audited consolidated financial statements of the Loan Parties as at March 31, 2008 and the unaudited consolidated financial statements of the Loan Parties as at September 30, 2008 copies of each of which have been delivered to the Lender, were prepared in accordance with GAAP (subject, in the case of such unaudited statements, to the absence of footnotes and to normal year-end adjustments) and present fairly in all material respects the consolidated financial condition of the Loan Parties as at such dates and the results of their operations for the periods then ended.

9.5.      No Material Adverse Change. Since March 31, 2008 there has been no material adverse change in the financial condition, operations, assets, business or properties of the Loan Parties taken as a whole (it being acknowledged and understood by the Lender that the mere existence of a loss for any one or more reporting periods which does not materially vary from the projections furnished to the Lender prior to the Closing Date, or the use of cash to fund such losses shall not, in and of itself, constitute a material adverse change).

9.6.      Litigation and Contingent Liabilities. No litigation (including derivative actions), arbitration proceeding or governmental investigation or proceeding is pending or, to any Borrower’s knowledge, threatened against any Loan Party which might reasonably be expected to have a Material Adverse Effect, except as set forth in Schedule 9.6. Other than any liability

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incident to such litigation or proceedings, no Loan Party has any material contingent liabilities not listed on Schedule 9.6 or permitted by Section 11.1.

9.7.      Ownership of Properties; Liens. Each Loan Party owns good and, in the case of real property, marketable title to all of its properties and assets, real and personal, tangible and intangible, of any nature whatsoever (including patents, trademarks, trade names, service marks and copyrights), free and clear of all Liens, charges and claims (including infringement claims with respect to patents, trademarks, service marks, copyrights and the like) except as permitted by Section 11.2.

9.8.      Equity Ownership; Subsidiaries. All issued and outstanding Capital Securities of each Loan Party are duly authorized and validly issued, fully paid, non-assessable, and free and clear of all Liens other than those in favor of the Lender, and such securities were issued in compliance with all applicable state and federal laws concerning the issuance of securities. Schedule 9.8 sets forth the authorized Capital Securities of each Loan Party as of the Closing Date. All of the issued and outstanding Capital Securities of the Loan Parties are owned as set forth on Schedule 9.8 as of the Closing Date, and as of the Closing Date all of the issued and outstanding Capital Securities of each Wholly-Owned Subsidiary is, directly or indirectly, owned by Technologies. As of the Closing Date, except as set forth on Schedule 9.8, there are no pre-emptive or other outstanding rights, options, warrants, conversion rights or other similar agreements or understandings for the purchase or acquisition of any Capital Securities of any Loan Party.

9.9.	Pension Plans.

(a)       The Unfunded Liability of all Pension Plans does not in the aggregate exceed twenty percent of the Total Plan Liability for all such Pension Plans. Each Pension Plan complies in all material respects with all applicable requirements of law and regulations. No contribution failure under Section 412 of the Code, Section 302 of ERISA or the terms of any Pension Plan has occurred with respect to any Pension Plan, sufficient to give rise to a Lien under Section 302(f) of ERISA, or otherwise to have a Material Adverse Effect. There are no pending or, to the knowledge of any Borrower, threatened, claims, actions, investigations or lawsuits against any Pension Plan, any fiduciary of any Pension Plan, or any Loan Party or other any member of the Controlled Group with respect to a Pension Plan or a Multiemployer Pension Plan which could reasonably be expected to have a Material Adverse Effect. Neither any Loan Party nor any other member of the Controlled Group has engaged in any prohibited transaction (as defined in Section 4975 of the Code or Section 406 of ERISA) in connection with any Pension Plan or Multiemployer Pension Plan which would subject that Person to any material liability. Within the past five years, neither any Loan Party nor any other member of the Controlled Group has engaged in a transaction which resulted in a Pension Plan with an Unfunded Liability being transferred out of the Controlled Group, which could reasonably be expected to have a Material Adverse Effect. No Termination Event has occurred or is reasonably expected to occur with respect to any Pension Plan, which could reasonably be expected to have a Material Adverse Effect.

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(b)       All contributions (if any) have been made to any Multiemployer Pension Plan that are required to be made by any Loan Party or any other member of the Controlled Group under the terms of the plan or of any collective bargaining agreement or by applicable law; neither any Loan Party nor any other member of the Controlled Group has withdrawn or partially withdrawn from any Multiemployer Pension Plan, incurred any withdrawal liability with respect to any such plan or received notice of any claim or demand for withdrawal liability or partial withdrawal liability from any such plan, and no condition has occurred which, if continued, could result in a withdrawal or partial withdrawal from any such plan; and neither any Loan Party nor any other member of the Controlled Group has received any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of any excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent.

9.10.    Investment Company Act. No Loan Party is an “investment company” or a company “controlled” by an “investment company” or a “subsidiary” of an “investment company,” within the meaning of the Investment Company Act of 1940.

9.11.    Regulation U. No Loan Party is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying Margin Stock.

9.12.    Taxes. Each Loan Party has timely filed all tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges due and payable with respect to such return, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP shall have been set aside on its books. The Loan Parties have made adequate reserves on their books and records in accordance with GAAP for all taxes that have accrued but which are not yet due and payable. No Loan Party has participated in any transaction that relates to a year of the taxpayer (which is still open under the applicable statute of limitations) which is a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) (irrespective of the date when the transaction was entered into).

9.13.    Solvency, etc. On the Closing Date, and immediately prior to and after giving effect to the issuance of each Letter of Credit and each borrowing hereunder and the use of the proceeds thereof, with respect to each Loan Party, individually, (a) the fair value of its assets is greater than the amount of its liabilities (including disputed, contingent and unliquidated liabilities) as such value is established and liabilities evaluated in accordance with GAAP, (b) the present fair saleable value of its assets is not less than the amount that will be required to pay the probable liability on its debts as they become absolute and matured, (c) it is able to realize upon its assets and pay its debts and other liabilities (including disputed, contingent and unliquidated liabilities) as they mature in the normal course of business, (d) it does not intend to, and does not believe that it will, incur debts or liabilities beyond its ability to pay as such debts and liabilities mature and (e) it is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which its property would constitute unreasonably small capital.

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9.14.    Environmental Matters. The on-going operations of each Loan Party comply in all respects with all Environmental Laws, except such non-compliance which could not (if enforced in accordance with applicable law) reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. Each Loan Party has obtained, and maintained in good standing, all licenses, permits, authorizations, registrations and other approvals required under any applicable Environmental Law and required for their respective ordinary course operations, and for their reasonably anticipated future operations, and each Loan Party is in compliance with all terms and conditions thereof, except where the failure to do so could not reasonably be expected to result in material liability to any Loan Party and could not reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party or any of its properties or operations is subject to, or reasonably anticipates the issuance of, any written order from or agreement with any Federal, state or local governmental authority, nor subject to any judicial or docketed administrative or other proceeding, respecting any Environmental Law, Environmental Claim or Hazardous Substance. There are no Hazardous Substances or other conditions or circumstances existing with respect to any property, arising from operations prior to the Closing Date, or relating to any waste disposal, of any Loan Party that would reasonably be expected to result, either individually or in the aggregate, in a Material Adverse Effect. No Loan Party has any underground storage tanks that are not properly registered or permitted under applicable Environmental Laws or that at any time have released, leaked, disposed of or otherwise discharged Hazardous Substances.

9.15.    Insurance. Set forth on Schedule 9.15 is a complete and accurate summary of the property and casualty insurance program of the Loan Parties as of the Closing Date (including the names of all insurers, policy numbers, expiration dates, amounts and types of coverage, annual premiums, exclusions, deductibles, self-insured retention, and a description in reasonable detail of any self-insurance program, retrospective rating plan, fronting arrangement or other risk assumption arrangement involving any Loan Party). Each Loan Party and its properties are insured with financially sound and reputable insurance companies which are not Affiliates of the Loan Parties, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where such Loan Parties operate.

9.16.    Real Property. Set forth on Schedule 9.16 is a complete and accurate list, as of the Closing Date, of the address of all real property owned or leased by any Loan Party, together with, in the case of leased property, the name and mailing address of the lessor of such property.

9.17.    Information. All information heretofore or contemporaneously herewith furnished in writing by any Loan Party to the Lender for purposes of or in connection with this Agreement and the transactions contemplated hereby is, and all written information hereafter furnished by or on behalf of any Loan Party to the Lender pursuant hereto or in connection herewith will be, true and accurate in every material respect on the date as of which such information is dated or certified, and none of such information is or will be incomplete by omitting to state any material fact necessary to make such information not misleading in light of the circumstances under which made (it being recognized by the Lender that any projections and forecasts provided by the Loan Parties are based on good faith estimates and assumptions believed by the Loan Parties

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to be reasonable as of the date of the applicable projections or assumptions and that actual results during the period or periods covered by any such projections and forecasts may differ from projected or forecasted results).

9.18.    Intellectual Property. Each Loan Party owns and possesses or has a license or other right to use all patents, patent rights, trademarks, trademark rights, trade names, trade name rights, service marks, service mark rights and copyrights as are necessary for the conduct of the businesses of the Loan Parties, without any infringement upon rights of others which could reasonably be expected to have a Material Adverse Effect.

9.19.    Burdensome Obligations. No Loan Party is a party to any agreement or contract or subject to any restriction contained in its organizational documents which could reasonably be expected to have a Material Adverse Effect.

9.20.    Labor Matters. Except as set forth on Schedule 9.20, no Loan Party is subject to any labor or collective bargaining agreement. There are no existing or threatened strikes, lockouts or other labor disputes involving any Loan Party that singly or in the aggregate could reasonably be expected to have a Material Adverse Effect. Hours worked by and payment made to employees of the Loan Parties are not in violation of the Fair Labor Standards Act or any other applicable law, rule or regulation dealing with such matters.

9.21.    No Default. No Event of Default or Unmatured Event of Default exists or would result from the incurrence by any Loan Party of any Debt hereunder or under any other Loan Document.

SECTION 10	AFFIRMATIVE COVENANTS.

Until the expiration or termination of the Revolving Authorization and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Borrower agrees that it will and will cause each other Loan Party to:

10.1.	Reports, Certificates and Other Information. Furnish to the Lender:

10.1.1  Annual Report. Promptly when available and in any event within 90 days after the close of each Fiscal Year: (a) a copy of the annual audit report of the Loan Parties for such Fiscal Year, including therein consolidated balance sheets and statements of earnings and cash flows of the Loan Parties as at the end of such Fiscal Year, certified without adverse reference to going concern value and without qualification by independent auditors of recognized standing selected by the Loan Parties and reasonably acceptable to the Lender, together with (i) a written statement from such accountants to the effect that in making the examination necessary for the signing of such annual audit report by such accountants, nothing came to their attention that caused them to believe that the Borrowers were not in compliance with any provision of Sections 11.1, 11.3, 11.4 or 11.14 of this Agreement insofar as such provision relates to accounting matters or, if something has come to their attention that caused them to believe that the Borrowers were not in compliance with any such provision, describing such non-compliance in reasonable detail, (ii) a

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comparison with the budget for such Fiscal Year and a comparison with the previous Fiscal Year; and (b) a consolidating balance sheet of the Loan Parties as of the end of such Fiscal Year and consolidating statement of earnings and cash flows for the Loan Parties for such Fiscal Year, certified by a Senior Officer of the Loan Parties and (c) a copy of Technologies’ annual report on Form 10-K as filed with the SEC which, to the extent Technologies’ annual report on Form 10-K shall satisfy the requirements of this Section 10.1., the Lender shall accept such Form 10-K in lieu of such item.

10.1.2  Interim Reports. (a) Promptly when available and in any event within 60 days after the end of each of the first three Fiscal Quarters of each Fiscal Year, consolidated balance sheets of the Loan Parties as of the end of such Fiscal Quarter, together with consolidated statements of earnings and cash flows for such Fiscal Quarter and for the period beginning with the first day of such Fiscal Year and ending on the last day of such Fiscal Quarter, together with a comparison with the corresponding period of the previous Fiscal Year and a comparison with the budget for such period of the current Fiscal Year, certified by a Senior Officer of the Loan Parties; and (b) a copy of Technologies’ quarterly report on Form 10-Q, as filed with the SEC which to the extent Technologies’ quarterly report on Form 10-Q shall satisfy the requirements of this Section 10.1.2, the Lender shall accept such Form 10-Q in lien of such item.

10.1.3  Compliance Certificates. Contemporaneously with the furnishing of a copy of each annual audit report pursuant to Section 10.1.1 and each set of quarterly statements pursuant to Section 10.1.2, a duly completed compliance certificate in the form of Exhibit B, with appropriate insertions, dated the date of such annual report or such quarterly statements and signed by a Senior Officer of the Loan Parties, containing (i) a computation of each of the financial ratios and restrictions set forth in Section 11.14 and to the effect that such officer has not become aware of any Event of Default or Unmatured Event of Default that has occurred and is continuing or, if there is any such event, describing it and the steps, if any, being taken to cure it and (ii) a written statement of the Loan Parties’ management setting forth a discussion of the Loan Parties’ financial condition, changes in financial condition and results of operations.

10.1.4  Reports to the SEC and to Shareholders. Promptly upon the filing or sending thereof, copies of all material regular, periodic or special reports of any Loan Party filed with the SEC; copies of all registration statements of any Loan Party filed with the SEC (other than on Form S-8); and copies of all material proxy statements or other communications made to security holders generally.

10.1.5  Notice of Default, Litigation and ERISA Matters. Promptly upon becoming aware of any of the following, written notice describing the same and the steps being taken by the Loan Parties affected thereby with respect thereto:

(a)       the occurrence of an Event of Default or an Unmatured Event of Default;

(b)       any litigation, arbitration or governmental investigation or proceeding not previously disclosed by the Borrowers to the Lender which has been instituted or, to the knowledge of any Borrower, is threatened against any Loan Party or to which any of the

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properties of any thereof is subject which could reasonably be expected to have a Material Adverse Effect;

(c)       the institution of any steps by any member of the Controlled Group or any other Person to terminate any Pension Plan, or the failure of any member of the Controlled Group to make a required contribution to any Pension Plan (if such failure is sufficient to give rise to a Lien under Section 302(f) of ERISA) or to any Multiemployer Pension Plan, or the taking of any action with respect to a Pension Plan which could result in the requirement that any Loan Party furnish a bond or other security to the PBGC or such Pension Plan, or the occurrence of any event with respect to any Pension Plan or Multiemployer Pension Plan which could result in the incurrence by any member of the Controlled Group of any material liability, fine or penalty (including any claim or demand for withdrawal liability or partial withdrawal from any Multiemployer Pension Plan), or any material increase in the contingent liability of any Loan Party with respect to any post-retirement welfare benefit plan or other employee benefit plan of any Loan Party or another member of the Controlled Group, or any notice that any Multiemployer Pension Plan is in reorganization, that increased contributions may be required to avoid a reduction in plan benefits or the imposition of an excise tax, that any such plan is or has been funded at a rate less than that required under Section 412 of the Code, that any such plan is or may be terminated, or that any such plan is or may become insolvent;

(d)       any cancellation or material change in any insurance maintained by any Loan Party;

(e)       any Account or Inventory identified by any Borrower to the Lender as an Eligible Account or Eligible Inventory becomes ineligible for any reason; or

(f)        any other event (including (i) any violation of any Environmental Law or the assertion of any Environmental Claim or (ii) the enactment or effectiveness of any law, rule or regulation) which might reasonably be expected to have a Material Adverse Effect.

10.1.6  Borrowing Base Certificates. Within 15 days of the end of each month for which the Revolving Outstandings exceed $0, a Borrowing Base Certificate dated as of the end of such month and executed by a Senior Officer of the Borrowers on behalf of the Borrowers (provided that (a) the Borrowers may deliver a Borrowing Base Certificate more frequently if they choose and (b) at any time an Event of Default exists, the Lender may require the Borrowers to deliver Borrowing Base Certificates more frequently).

10.1.7  Management Reports. Promptly upon receipt thereof, copies of all detailed financial and management reports, if any, submitted to the Borrowers by independent auditors in connection with each annual or interim audit made by such auditors of the books of the Borrowers.

10.1.8  Projections. As soon as practicable, and in any event not later than 30 days after to the commencement of each Fiscal Year, financial projections for the Loan Parties for such Fiscal

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Year (including monthly operating and cash flow budgets) prepared in a manner consistent with the projections delivered by the Borrowers to the Lender prior to the Closing Date or otherwise in a manner reasonably satisfactory to the Lender, accompanied by a certificate of a Senior Officer of the Loan Parties to the effect that (a) such projections were prepared by the Loan Parties in good faith, (b) the Loan Parties have a reasonable basis for the assumptions contained in such projections and (c) such projections have been prepared in accordance with such assumptions.

10.1.9  Other Information. Promptly from time to time, such other information concerning the Loan Parties as the Lender may reasonably request.

10.2.    Books, Records and Inspections. Keep, and cause each other Loan Party to keep, its books and records in accordance with sound business practices sufficient to allow the preparation of financial statements in accordance with GAAP; permit, and cause each other Loan Party to permit, the Lender or any representative thereof to inspect the properties and operations of the Loan Parties; and permit, and cause each other Loan Party to permit, at any reasonable time and with reasonable notice (or at any time without notice if an Event of Default exists), the Lender or any representative thereof to visit any or all of its offices, to discuss its financial matters with its officers and its independent auditors (and each Borrower hereby authorizes such independent auditors to discuss such financial matters with the Lender or any representative thereof), and to examine (and, at the expense of the Loan Parties, photocopy extracts from) any of its books or other records; and permit, and cause each other Loan Party to permit, the Lender and its representatives to inspect the Inventory and other tangible assets of the Loan Parties, to perform appraisals of the equipment of the Loan Parties, and to inspect, audit, check and make copies of and extracts from the books, records, computer data, computer programs, journals, orders, receipts, correspondence and other data relating to Inventory, Accounts and any other collateral. All such inspections or audits by the Lender shall be at the Borrowers’ expense, provided that so long as no Event of Default or Unmatured Event of Default exists, such inspections or audits shall only be conducted during normal business hours and the Borrowers shall not be required to reimburse the Lender for inspections or audits more frequently than twice each Fiscal Year.

10.3.	Maintenance of Property; Insurance.

(a)       Keep, and cause each other Loan Party to keep, all property useful and necessary in the business of the Loan Parties in good working order and condition, ordinary wear and tear excepted.

(b)       Maintain, and cause each other Loan Party to maintain, with responsible insurance companies, such insurance coverage as may be required by any law or governmental regulation or court decree or order applicable to it and such other insurance, to such extent and against such hazards and liabilities, as is customarily maintained by companies similarly situated, but which shall insure against all risks and liabilities of the type identified on Schedule 9.15 and shall have insured amounts no less than, and deductibles no higher than, those set forth on such schedule; and, upon request of the Lender, furnish to the Lender a certificate setting forth in reasonable detail the nature and extent of all insurance maintained by the Loan Parties. Each

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Borrower shall cause each issuer of an insurance policy to provide the Lender with an endorsement (i) showing the Lender as loss payee with respect to each policy of property or casualty insurance and naming the Lender as an additional insured with respect to each policy of liability insurance, (ii) providing that 30 days’ notice will be given to the Lender prior to any cancellation of, material reduction or change in coverage provided by or other material modification to such policy and (iii) reasonably acceptable in all other respects to the Lender.

UNLESS THE BORROWERS PROVIDE THE LENDER WITH EVIDENCE OF THE INSURANCE COVERAGE REQUIRED BY THIS AGREEMENT, THE LENDER MAY PURCHASE INSURANCE AT THE BORROWERS’ EXPENSE TO PROTECT THE LENDER’S INTERESTS IN THE COLLATERAL. THIS INSURANCE MAY, BUT NEED NOT, PROTECT ANY LOAN PARTY’S INTERESTS. THE COVERAGE THAT THE LENDER PURCHASES MAY NOT PAY ANY CLAIM THAT IS MADE AGAINST ANY LOAN PARTY IN CONNECTION WITH THE COLLATERAL. THE BORROWERS MAY LATER CANCEL ANY INSURANCE PURCHASED BY THE LENDER, BUT ONLY AFTER PROVIDING THE LENDER WITH EVIDENCE THAT THE BORROWERS HAVE OBTAINED INSURANCE AS REQUIRED BY THIS AGREEMENT. IF THE LENDER PURCHASES INSURANCE FOR THE COLLATERAL, THE BORROWERS WILL BE RESPONSIBLE FOR THE COSTS OF THAT INSURANCE, INCLUDING INTEREST AND ANY OTHER CHARGES THAT MAY BE IMPOSED WITH THE PLACEMENT OF THE INSURANCE, UNTIL THE EFFECTIVE DATE OF THE CANCELLATION OR EXPIRATION OF THE INSURANCE. THE COSTS OF THE INSURANCE MAY BE ADDED TO THE PRINCIPAL AMOUNT OF THE LOANS OWING HEREUNDER. THE COSTS OF THE INSURANCE MAY BE MORE THAN THE COST OF THE INSURANCE THE LOAN PARTIES MAY BE ABLE TO OBTAIN ON THEIR OWN.

10.4.    Compliance with Laws; Payment of Taxes and Liabilities. (a) Comply, and cause each other Loan Party to comply, in all material respects with all applicable laws, rules, regulations, decrees, orders, judgments, licenses and permits, except where failure to comply could not reasonably be expected to have a Material Adverse Effect; (b) without limiting clause (a) above, ensure, and cause each other Loan Party to ensure, that no person who owns a controlling interest in or otherwise controls a Loan Party is or shall be (i) listed on the Specially Designated Nationals and Blocked Person List maintained by the Office of Foreign Assets Control (“OFAC”), Department of the Treasury, and/or any other similar lists maintained by OFAC pursuant to any authorizing statute, Executive Order or regulation or (ii) a person designated under Section 1(b), (c) or (d) of Executive Order No. 13224 (September 23, 2001), any related enabling legislation or any other similar Executive Orders, (c) without limiting clause (a) above, comply, and cause each other Loan Party to comply, with all applicable Bank Secrecy Act (“BSA”) and anti-money laundering laws and regulations and (d) pay, and cause each other Loan Party to pay, prior to delinquency, all taxes and other governmental charges against it or any collateral, as well as claims of any kind which, if unpaid, could become a Lien on any of its property; provided that the foregoing shall not require any Loan Party to pay any such tax or charge so long as it shall contest the validity thereof in good faith by appropriate proceedings and shall set aside on its books adequate reserves with respect thereto in accordance with GAAP and,

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in the case of a claim which could become a Lien on any collateral, such contest proceedings shall stay the foreclosure of such Lien or the sale of any portion of the collateral to satisfy such claim.

10.5.    Maintenance of Existence, etc. Maintain and preserve, and (subject to Section 11.5) cause each other Loan Party to maintain and preserve, (a) its existence and good standing in the jurisdiction of its organization (other than with respect to the termination or dissolution of inactive foreign Subsidiaries) and (b) its qualification to do business and good standing in each jurisdiction where the nature of its business makes such qualification necessary (other than such jurisdictions in which the failure to be qualified or in good standing could not reasonably be expected to have a Material Adverse Effect).

10.6.    Use of Proceeds. Use the proceeds of the Loans, and the Letters of Credit, solely to satisfy the Debt to be Repaid for working capital purposes, for Capital Expenditures and for other general business purposes; and not use or permit any proceeds of any Loan to be used, either directly or indirectly, for the purpose, whether immediate, incidental or ultimate, of “purchasing or carrying” any Margin Stock.

10.7.	Employee Benefit Plans.

(a)       Maintain, and cause each other member of the Controlled Group to maintain, each Pension Plan in substantial compliance with all applicable requirements of law and regulations.

(b)       Make, and cause each other member of the Controlled Group to make, on a timely basis, all required contributions to any Multiemployer Pension Plan.

(c)       Not, and not permit any other member of the Controlled Group to (i) seek a waiver of the minimum funding standards of ERISA, (ii) terminate or withdraw from any Pension Plan or Multiemployer Pension Plan or (iii) take any other action with respect to any Pension Plan that would reasonably be expected to entitle the PBGC to terminate, impose liability in respect of, or cause a trustee to be appointed to administer, any Pension Plan, unless the actions or events described in clauses (i), (ii) and (iii) individually or in the aggregate would not have a Material Adverse Effect.

10.8.    Environmental Matters. If any release or threatened release or other disposal of Hazardous Substances shall occur or shall have occurred on any real property or any other assets of any Loan Party, the Borrowers shall, or shall cause the applicable Loan Party to, cause the prompt containment and removal of such Hazardous Substances and the remediation of such real property or other assets as necessary to comply with all applicable Environmental Laws and to preserve the value of such real property or other assets. Without limiting the generality of the foregoing, the Borrowers shall, and shall cause each other Loan Party to, comply with any Federal or state judicial or administrative order requiring the performance at any real property of any Loan Party of activities in response to the release or threatened release of a Hazardous Substance. To the extent that the transportation of Hazardous Substances is permitted by this Agreement, the Borrowers shall, and shall cause the other Loan Parties to, dispose of such

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Hazardous Substances, or of any other wastes, only at licensed disposal facilities operating in compliance with Environmental Laws.

10.9.    Further Assurances. Take, and cause each other Loan Party to take, such actions as are necessary or as the Lender may reasonably request from time to time to ensure that the Obligations of each Loan Party under the Loan Documents are secured by substantially all of the assets of the Borrowers and each domestic Subsidiary (as well as all Capital Securities of each domestic Subsidiary and 65% of all Capital Securities of each direct foreign Subsidiary) and guaranteed by each domestic Subsidiary (including, upon the acquisition or creation thereof, any Subsidiary acquired or created after the Closing Date), in each case as the Lender may reasonably determine, including (a) the execution and delivery of guaranties, security agreements, pledge agreements, mortgages, deeds of trust, financing statements and other documents, and the filing or recording of any of the foregoing and (b) the delivery of certificated securities and other Collateral with respect to which perfection is obtained by possession.

10.10.  Deposit Accounts. Unless the Lender otherwise consents in writing, in order to facilitate the Lender’s and the Lender’s maintenance and monitoring of their security interests in the collateral, maintain all of their principal deposit accounts with the Lender. Notwithstanding the foregoing, the Borrowers may maintain deposit accounts with financial institutions other than the Lender in an aggregate amount not exceeding $1,000,000 provided such deposit accounts are subject to the control of the Lender.

SECTION 11	NEGATIVE COVENANTS

Until the expiration or termination of the Revolving Authorization and thereafter until all Obligations hereunder and under the other Loan Documents are paid in full and all Letters of Credit have been terminated, each Borrower agrees that it will:

11.1.    Debt. Not, and not permit any other Loan Party to, create, incur, assume or suffer to exist any Debt, except:

(a)	Obligations under this Agreement and the other Loan Documents;

(b)       Debt secured by Liens permitted by Section 11.2(d), and extensions, renewals and refinancings thereof; provided that the aggregate amount of all such Debt at any time outstanding shall not exceed $5,000,000.

(c)       Debt of any Borrower to any domestic Wholly-Owned Subsidiary or Debt of any domestic Wholly-Owned Subsidiary to any Borrower or another domestic Wholly-Owned Subsidiary; provided that such Debt shall be evidenced by a demand note in form and substance reasonably satisfactory to the Lender and pledged and delivered to the Lender pursuant to the Collateral Documents as additional collateral security for the Obligations, and the obligations under such demand note shall be subordinated to the Obligations of the Borrowers hereunder in a manner reasonably satisfactory to the Lender;

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(d)       Westell’s obligations under the Enginuity Guarantee, provided that the aggregate principal amount of such Debt shall not exceed $1,620,000;

(e)       Hedging Obligations incurred in favor of the Lender or an Affiliate thereof for bona fide hedging purposes and not for speculation;

(f)        Debt described on Schedule 11.1 and any extension, renewal or refinancing thereof so long as the principal amount thereof is not increased;

(g)       the Debt to be Repaid (so long as such Debt is repaid on the Closing Date with the proceeds of the initial Loans hereunder);

(h)       Contingent Liabilities arising with respect to customary indemnification obligations in favor of purchasers in connection with dispositions permitted under Section 11.5; and

(i)        other unsecured Debt, in addition to the Debt listed above, in an aggregate outstanding amount not at any time exceeding $2,000,000.

11.2.    Liens. Not, and not permit any other Loan Party to, create or permit to exist any Lien on any of its real or personal properties, assets or rights of whatsoever nature (whether now owned or hereafter acquired), except:

(a)       Liens for taxes or other governmental charges not at the time delinquent or thereafter payable without penalty or being contested in good faith by appropriate proceedings and, in each case, for which it maintains adequate reserves;

(b)       Liens arising in the ordinary course of business (such as (i) Liens of carriers, warehousemen, mechanics and materialmen and other similar Liens imposed by law and (ii) Liens in the form of deposits or pledges incurred in connection with worker’s compensation, unemployment compensation and other types of social security (excluding Liens arising under ERISA) or in connection with surety bonds, bids, performance bonds and similar obligations) for sums not overdue or being contested in good faith by appropriate proceedings and not involving any advances or borrowed money or the deferred purchase price of property or services and, in each case, for which it maintains adequate reserves;

(c)	Liens described on Schedule 11.2 as of the Closing Date;

(d)       subject to the limitation set forth in Section 11.1(b), (i) Liens arising in connection with Capital Leases (and attaching only to the property being leased), (ii) Liens existing on property at the time of the acquisition thereof by any Loan Party (and not created in contemplation of such acquisition) and (iii) Liens that constitute purchase money security interests on any property securing debt incurred for the purpose of financing all or any part of the cost of acquiring such property, provided that any such Lien attaches to such property within 20 days of the acquisition thereof and attaches solely to the property so acquired;

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(e)       attachments, appeal bonds, judgments and other similar Liens, for sums not exceeding $500,000 arising in connection with court proceedings, provided the execution or other enforcement of such Liens is effectively stayed and the claims secured thereby are being actively contested in good faith and by appropriate proceedings;

(f)        easements, rights of way, restrictions, minor defects or irregularities in title and other similar Liens not interfering in any material respect with the ordinary conduct of the business of any Loan Party;

(g)	Liens arising under the Loan Documents; and

(h)       the replacement, extension or renewal of any Lien permitted by clause (c) above upon or in the same property subject thereto arising out of the extension, renewal or replacement of the Debt secured thereby (without increase in the amount thereof).

11.3.    Operating Leases. Not permit the aggregate amount of all rental payments under Operating Leases made (or scheduled to be made) by the Loan Parties (on a consolidated basis) to exceed $5,000,000 in any Fiscal Year.

11.4.    Restricted Payments. Not, and not permit any other Loan Party to, (a) make any distribution to any holders of its Capital Securities, (b) purchase or redeem any of its Capital Securities, (c) pay any management fees or similar fees to any of its equityholders or any Affiliate thereof, or (d) set aside funds for any of the foregoing. Notwithstanding the foregoing, (i) any Subsidiary may pay dividends or make other distributions to any Borrower or to a domestic Wholly-Owned Subsidiary and (ii) the Borrowers may, so long as no Event of Default or Unmatured Event of Default exists or would exist as a result thereof, repurchase or redeem an amount of up to $8,500,000 of its Capital Securities from shareholders from time to time provided that no repurchase or redemption shall be made pursuant to this clause (ii) if at such time or within 30 days prior thereto, Loans are or have been outstanding hereunder unless prior to making the same, the Borrowers shall have delivered to the Lender such evidence of proforma compliance with Section 11.14 hereof as the Lender shall reasonably request, the Lender acknowledging that such evidence may be delivered by the Borrowers periodically on a monthly or quarterly basis and shall not necessarily be required at the time of each such repurchase or redemption if such prior evidence remains accurate in all material respects.

11.5.    Mergers, Consolidations, Sales. Not, and not permit any other Loan Party to, (a) be a party to any merger or consolidation, or purchase or otherwise acquire all or substantially all of the assets or any Capital Securities of any class of, or any partnership or joint venture interest in, any other Person, (b) sell, transfer, convey or lease all or any substantial part of its assets or Capital Securities (including the sale of Capital Securities of any Subsidiary) except for sales of inventory in the ordinary course of business, or (c) sell or assign with or without recourse any receivables, except for (i) any such merger, consolidation, sale, transfer, conveyance, lease or assignment of or by any Wholly-Owned Subsidiary into any Borrower or into any other domestic Wholly-Owned Subsidiary; (ii) any such purchase or other acquisition by any Borrower or any domestic Wholly-Owned Subsidiary of the assets or Capital Securities of any Wholly-Owned

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Subsidiary; (iii) sales and dispositions of assets (including the Capital Securities of Subsidiaries) for at least fair market value (as determined by the Board of Directors of the applicable Loan Party) so long as the net book value of all assets sold or otherwise disposed of in any Fiscal Year does not exceed 10% of the net book value of the consolidated assets of the Loan Parties as of the last day of the preceding Fiscal Year; and (iv) any Acquisition by any Borrower or any domestic Wholly-Owned Subsidiary where:

(A)      the business or division acquired are for use, or the Person acquired is engaged, in the businesses engaged or reasonably related or complementary thereto, in the businesses engaged in by the Loan Parties on the Closing Date;

(B)      immediately before and after giving effect to such Acquisition, no Event of Default or Unmatured Event of Default shall exist;

(C)      the aggregate consideration to be paid by the Loan Parties (including any Debt assumed or issued in connection therewith, the amount thereof to be calculated in accordance with GAAP) in connection with such Acquisition (or any series of related Acquisitions) when taken together with other Acquisitions consummated after the Closing Date is less than $5,000,000 no more than $1,500,000 (in the aggregate for all Acquisitions) of which is funded from proceeds of Loans;

(D)      immediately after giving effect to such Acquisition, the Borrowers are in pro forma compliance with all the financial ratios and restrictions set forth in Section 11.14 and the Borrowers shall have furnished the Lender with evidence thereof reasonably satisfactory to the Lender;

(E)       in the case of the Acquisition of any Person, the board of directors or similar governing body of such Person has approved such Acquisition;

(F)       reasonably prior to such Acquisition, the Lender shall have received complete executed or conformed copies of each material document, instrument and agreement to be executed in connection with such Acquisition together with all lien search reports and lien release letters and other documents as the Lender may require to evidence the termination of Liens on the assets or business to be acquired;

(G)      not less than ten Business Days prior to such Acquisition, the Lender shall have received an acquisition summary with respect to the Person and/or business or division to be acquired, such summary to include a reasonably detailed description thereof (including financial information) and operating results (including financial statements for the most recent 12 month period for which they are available and as otherwise available), the terms and conditions, including economic terms, of the proposed Acquisition, and the Borrowers’ calculation of pro forma EBITDA relating thereto;

(H)      consents have been obtained in favor of the Lender to the collateral assignment of rights and indemnities under the related acquisition documents and

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opinions of counsel for the Loan Parties and (if delivered to the Loan Party) the selling party in favor of the Lender have been delivered;

(I)	the provisions of Section 10.9 have been satisfied;

(J)       simultaneously with the closing of such Acquisition, the target company (if such Acquisition is structured as a purchase of equity) or the Loan Party (if such Acquisition is structured as a purchase of assets or a merger and a Loan Party is the surviving entity) executes and delivers to Lender (a) such documents necessary to grant to Lender a first priority Lien in all of the assets of such target company or surviving company, and their respective Subsidiaries, each in form and substance reasonably satisfactory to Lender and (b) an unlimited Guaranty of the Obligations, or at the option of Lender in Lender's absolute discretion, a joinder agreement reasonably satisfactory to Lender in which such target company or surviving company, and their respective Subsidiaries becomes a Borrower under this Agreement and assumes primary, joint and several liability for the Obligations; and

(K)      if the Acquisition is structured as a merger, a Borrower is the surviving entity.

11.6.    Modification of Organizational Documents. Not permit the charter, by-laws or other organizational documents of any Loan Party to be amended or modified in any way which could reasonably be expected to materially adversely affect the interests of the Lender; not change, or allow any Loan Party to change, its state of formation or its organizational form.

11.7.    Transactions with Affiliates. Not, and not permit any other Loan Party to, enter into, or cause, suffer or permit to exist any transaction, arrangement or contract with any of its other Affiliates (other than the Loan Parties) which is on terms which are less favorable than are obtainable from any Person which is not one of its Affiliates (except for existing intercompany Debt).

11.8.    Unconditional Purchase Obligations. Other than in the ordinary course of business in accordance with past practices and disclosed to Lender, not, and not permit any other Loan Party to, enter into or be a party to any contract for the purchase of materials, supplies or other property or services if such contract requires that payment be made by it regardless of whether delivery is ever made of such materials, supplies or other property or services.

11.9.    Inconsistent Agreements. Not, and not permit any other Loan Party to, enter into any agreement containing any provision which would (a) be violated or breached by any borrowing by the Borrowers hereunder or by the performance by any Loan Party of any of its Obligations hereunder or under any other Loan Document, (b) prohibit any Loan Party from granting to the Lender, a Lien on any of its assets or (c) create or permit to exist or become effective any encumbrance or restriction on the ability of any Subsidiary to (i) pay dividends or make other distributions to the Borrowers or any other Subsidiary, or pay any Debt owed to the Borrowers or any other Subsidiary, (ii) make loans or advances to any Loan Party or (iii) transfer any of its

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assets or properties to any Loan Party, other than (A) customary restrictions and conditions contained in agreements relating to the sale of all or a substantial part of the assets of any Subsidiary pending such sale, provided that such restrictions and conditions apply only to the Subsidiary to be sold and such sale is permitted hereunder (B) restrictions or conditions imposed by any agreement relating to purchase money Debt, Capital Leases and other secured Debt permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Debt and (C) customary provisions in leases and other contracts restricting the assignment thereof.

11.10.  Business Activities; Issuance of Equity. Not, and not permit any other Loan Party to, engage in any line of business other than the businesses engaged in on the date hereof and businesses reasonably related and complementary thereto. Not, and not permit any other Loan Party to, issue any Capital Securities other than (a) any issuance of shares of any Borrower’s common Capital Securities pursuant to any employee or director option program, benefit plan or compensation program, (b) any issuance by a Subsidiary to any Borrower or another Subsidiary in accordance with Section 11.4 or (c) the issuance of additional shares of common Capital Securities by Technologies.

11.11.  Investments. Not, and not permit any other Loan Party to, make or permit to exist any Investment in any other Person, except the following:

(a)       contributions by any Borrower to the capital of any Wholly-Owned Subsidiary, or by any Subsidiary to the capital of any other domestic Wholly-Owned Subsidiary, in each case in accordance with Section 10.10 so long as the recipient of any such capital contribution has guaranteed the Obligations and such guaranty is secured by a pledge of all of its Capital Securities and substantially all of its real and personal property;

(b)	Investments constituting Debt permitted by Section 11.1;

(c)       Contingent Liabilities constituting Debt permitted by Section 11.1 or Liens permitted by Section 11.2;

(d)	Cash Equivalent Investments;
(e)	Subject to Section 10.10 hereof, bank deposits in the ordinary course of business.

(f)        Investments in securities of Account Debtors received pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of such account debtors;

(g)	Investments to consummate Acquisitions permitted by Section 11.5; and
(h)	Investments listed on Schedule 11.11 as of the Closing Date.

provided that (x) any Investment which when made complies with the requirements of the definition of the term “Cash Equivalent Investment” may continue to be held notwithstanding

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that such Investment if made thereafter would not comply with such requirements; (y) no Investment otherwise permitted by clause (b), (c), or (g) shall be permitted to be made if, immediately before or after giving effect thereto, any Event of Default or Unmatured Event of Default exists.

11.12.  Restriction of Amendments to Certain Documents. Not amend or otherwise modify, or waive any rights under, the Enginuity Transaction Documents if, in any case, such amendment, modification or waiver could be adverse to the interests of the Lender.

11.13.	Fiscal Year. Not change its Fiscal Year.

11.14.	Financial Covenants.

11.14.1            EBITDA. Not permit EBITDA for any period specified below to be less than the applicable amount set forth below for such period:

Period Ending	EBITDA
Three (3) months ending March 31, 2009	($2,000,000)
Six (6) months ending June 30, 2009	($4,000,000)
Nine (9) months ending September 30, 2009	($6,000,000)
Computation Period ending December 31, 2009	($8,000,000)

11.14.2            Tangible Net Worth. Not permit Tangible Net Worth for any date specified below to be less than the applicable amount set forth below for such date:

Date	Minimum Tangible Net Worth
March 31, 2009	$51,040,000
June 30, 2009	$48,972,000
September 30, 2009	$47,128,000
December 31, 2009	$45,008,000
March 31, 2010	$42,089,000

11.14.3            Capital Expenditures. Not permit the aggregate amount of all Capital Expenditures made by the Loan Parties in any Fiscal Year to exceed $3,000,000 for Fiscal Year 2009 and $4,000,000 for Fiscal Year 2010.

11.15.  Cancellation of Debt. Not, and not permit any other Loan Party to, cancel any claim or debt owing to it, except for reasonable consideration or in the ordinary course of business, and otherwise except for the cancellation of debts or claims not to exceed $500,000 in any Fiscal Year.

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SECTION 12	EFFECTIVENESS; CONDITIONS OF LENDING, ETC.

The obligation of the Lender to make the Loans and issue the Letters of Credit is subject to the following conditions precedent:

12.1.    Initial Credit Extension. The obligation of the Lender to make the initial Loans and the obligation to issue its initial Letter of Credit (whichever first occurs) is, in addition to the conditions precedent specified in Section 12.2, subject to the conditions precedent that (a) all Debt to be Repaid has been (or concurrently with the initial borrowing will be) paid in full, and that all agreements and instruments governing the Debt to be Repaid, if any, and that all Liens securing such Debt to be Repaid, if any, have been (or concurrently with the initial borrowing will be) terminated and (b) the Lender shall have received all of the following, each duly executed and dated the Closing Date (or such earlier date as shall be reasonably satisfactory to the Lender), in form and substance satisfactory to the Lender (and the date on which all such conditions precedent have been satisfied or waived by the Lender is called the “Closing Date”):

12.1.1	Note. The Note.

12.1.2  Authorization Documents. For each Loan Party, such Person’s (a) charter (or similar formation document), certified by the appropriate governmental authority; (b) good standing certificates in its state of incorporation (or formation) and in each other state reasonably requested by the Lender; (c) bylaws (or similar governing document); (d) resolutions of its board of directors (or similar governing body) approving and authorizing such Person’s execution, delivery and performance of the Loan Documents to which it is party and the transactions contemplated thereby; and (e) signature and incumbency certificates of its officers executing any of the Loan Documents (it being understood that the Lender may conclusively rely on each such certificate until formally advised by a like certificate of any changes therein), all certified by its secretary or an assistant secretary (or similar officer) as being in full force and effect without modification.

12.1.3  Consents, etc. Certified copies of all documents evidencing any necessary corporate, limited liability company or partnership action, consents and governmental approvals (if any) required for the execution, delivery and performance by the Loan Parties of the documents referred to in this Section 12.

12.1.4  Letter of Direction. A letter of direction containing funds flow information with respect to the proceeds of the Loans on the Closing Date.

12.1.5  Guaranty and Security Agreement. A counterpart of the Guaranty and Security Agreement executed by each Loan Party, together with all instruments, transfer powers and other items required to be delivered in connection therewith.

12.1.6  Pay-off Letter. A pay-off letter, if applicable, reasonably satisfactory to the Lender evidencing the repayment in full of all Debt to be Repaid, if any, the termination of all agreements relating thereto and the release of all Liens granted in connection therewith.

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12.1.7	Opinion of Counsel. An opinion of counsel for each Loan Party.

12.1.8  Insurance. Evidence of the existence of insurance required to be maintained pursuant to Section 10.3(b), together with evidence that the Lender has been named as a lender’s loss payee and an additional insured on all related insurance policies.

12.1.9  Copies of Documents. Copies of the Voting Trust and Enginuity Transaction Documents certified by the secretary or assistant secretary (or similar officer) of the Borrowers as being true, accurate and complete.

12.1.10            Payment of Fees. Evidence of payment by the Borrowers of all accrued and unpaid fees, costs and expenses to the extent then due and payable on the Closing Date, together with all Attorney Costs of the Lender to the extent invoiced prior to the Closing Date, plus such additional amounts of Attorney Costs as shall constitute the Lender’s reasonable estimate of Attorney Costs incurred or to be incurred by the Lender through the closing proceedings (provided that such estimate shall not thereafter preclude final settling of accounts between the Borrowers and the Lender).

12.1.11            Solvency Certificate. A Solvency Certificate executed by a Senior Officer of the Borrowers.

12.1.12            Search Results; Lien Terminations. Certified copies of Uniform Commercial Code search reports dated a date reasonably near to the Closing Date, listing all effective financing statements which name any Loan Party (under their present names and any previous names) as debtors, together with (a) copies of such financing statements and (b) such Uniform Commercial Code termination statements as the Lender may reasonably request.

12.1.13            Filings, Registrations and Recordings. The Lender shall have received each document (including Uniform Commercial Code financing statements) required by the Collateral Documents or under law or reasonably requested by the Lender to be filed, registered or recorded in order to create in favor of the Lender, a perfected Lien on the collateral described therein, prior to any other Liens (subject only to Liens permitted pursuant to Section 11.2), in proper form for filing, registration or recording.

12.1.14            Closing Certificate, Consents and Permits. A certificate executed by a Senior Officer of the Borrowers on behalf of the Borrowers certifying the matters set forth in Section 12.2.1 as of the Closing Date.

12.1.15	Other. Such other documents as the Lender may reasonably request.

12.2.    Conditions. The obligation of the Lender to make any Loan and issue any Letter of Credit is subject to the following further conditions precedent that:

12.2.1  Compliance with Warranties, No Default, etc. Both before and after giving effect to any borrowing and the issuance of any Letter of Credit, the following statements shall be true and correct:

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(a)       the representations and warranties of each Loan Party set forth in this Agreement and the other Loan Documents shall be true and correct in all respects with the same effect as if then made (except to the extent stated to relate to a specific earlier date, in which case such representations and warranties shall be true and correct as of such earlier date); and

(b)       no Event of Default or Unmatured Event of Default shall have then occurred and be continuing.

12.2.2  Confirmation. It is expressly understood and agreed that each request by the Borrower Representative for the making of a Loan to, or the issuance of a Letter of Credit for the account of, the Borrowers shall be deemed to constitute a representation and warranty by the Borrowers that the conditions precedent set forth in Section 12.2.1 will be satisfied at the time of the making of such Loan or the issuance of such Letter of Credit), together with such other documents as the Lender may reasonably request in support thereof.

12.2.3  Borrowing Base Certificate. In the case of the initial Loan or Letter of Credit hereunder, a Borrowing Base Certificate dated as of the date of such extension of credit.

SECTION 13	EVENTS OF DEFAULT AND THEIR EFFECT.

13.1.    Events of Default. Each of the following shall constitute an Event of Default under this Agreement:

13.1.1  Non-Payment of the Loans, etc. Default in the payment when due of the principal of any Loan; or default, and continuance thereof for five days, in the payment when due of any interest, fee, reimbursement obligation with respect to any Letter of Credit or other amount payable by the Borrowers hereunder or under any other Loan Document.

13.1.2  Non-Payment of Other Debt. Any default shall occur under the terms applicable to any Debt of any Loan Party in an aggregate amount (for all such Debt so affected and including undrawn committed or available amounts and amounts owing to all creditors under any combined or syndicated credit arrangement) exceeding $500,000 and such default shall (a) consist of the failure to pay such Debt when due, whether by acceleration or otherwise, or (b) accelerate the maturity of such Debt or permit the holder or holders thereof, or any trustee or agent for such holder or holders, to cause such Debt to become due and payable (or require any Loan Party to purchase or redeem such Debt or post cash collateral in respect thereof) prior to its expressed maturity.

13.1.3  Other Material Obligations. Default in the payment when due, or in the performance or observance of, any material obligation of, or condition agreed to by, any Loan Party with respect to any material purchase or lease of goods or services where such default, singly or in the aggregate with all other such defaults, could reasonably be expected to have a Material Adverse Effect.

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13.1.4  Bankruptcy, Insolvency, etc. Any Loan Party becomes insolvent or generally fails to pay, or admits in writing its inability or refusal to pay, debts as they become due; or any Loan Party applies for, consents to, or acquiesces in the appointment of a trustee, receiver or other custodian for such Loan Party or any property thereof, or makes a general assignment for the benefit of creditors; or, in the absence of such application, consent or acquiescence, a trustee, receiver or other custodian is appointed for any Loan Party or for a substantial part of the property of any thereof and is not discharged within 60 days; or the bankruptcy, reorganization, debt arrangement, or other case or proceeding under the bankruptcy or insolvency law, or any dissolution or liquidation proceeding, is commenced in respect of any Loan Party, and if such case or proceeding is not commenced by such Loan Party, it is consented to or acquiesced in by such Loan Party, or remains for 60 days undismissed; or any Loan Party takes any action to authorize, or in furtherance of, any of the foregoing.

13.1.5  Non-Compliance with Loan Documents. (a) Failure by any Loan Party to comply with or to perform any covenant set forth in Sections 10.1.5, 10.3(b) or 10.5 or Section 11; or (b) failure by any Loan Party to comply with or to perform any other provision of this Agreement or any other Loan Document (and not constituting an Event of Default under any other provision of this Section 13) and continuance of such failure described in this clause (b) for 30 days.

13.1.6  Representations; Warranties. Any representation or warranty made by any Loan Party herein or any other Loan Document is breached or is false or misleading in any material respect, or any schedule, certificate, financial statement, report, notice or other writing furnished by any Loan Party to the Lender in connection herewith is false or misleading in any material respect on the date as of which the facts therein set forth are stated or certified.

13.1.7  Pension Plans. (a) Any Person institutes steps to terminate a Pension Plan if as a result of such termination any Loan Party or any member of the Controlled Group could be required to make a contribution to such Pension Plan, or could incur a liability or obligation to such Pension Plan, in excess of $500,000 (b) a contribution failure occurs with respect to any Pension Plan sufficient to give rise to a Lien under Section 302(f) of ERISA; (c) the Unfunded Liability exceeds twenty percent of the Total Plan Liability, or (d) there shall occur any withdrawal or partial withdrawal from a Multiemployer Pension Plan and the withdrawal liability (without unaccrued interest) to Multiemployer Pension Plans as a result of such withdrawal (including any outstanding withdrawal liability that any Loan Party or any member of the Controlled Group have incurred on the date of such withdrawal) exceeds $500,000.

13.1.8  Judgments. Final judgments which exceed an aggregate of $250,000 shall be rendered against any Loan Party and shall not have been paid, discharged or vacated or had execution thereof stayed pending appeal within 30 days after entry or filing of such judgments.

13.1.9  Invalidity of Collateral Documents, etc. Any Collateral Document shall cease to be in full force and effect; or any Loan Party (or any Person by, through or on behalf of any Loan Party) shall contest in any manner the validity, binding nature or enforceability of any Collateral Document.

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13.1.10	Change of Control. A Change of Control shall occur.

13.2.    Effect of Event of Default. If any Event of Default described in Section 13.1.4 shall occur, the Revolving Authorization shall immediately terminate and the Loans and all other Obligations hereunder shall become immediately due and payable and the Borrowers shall become immediately obligated to Cash Collateralize all Letters of Credit, all without presentment, demand, protest or notice of any kind; and, if any other Event of Default shall occur and be continuing, the Lender may declare the Revolving Authorization to be terminated in whole or in part and/or declare all or any part of the Loans and all other Obligations hereunder to be due and payable and/or demand that the Borrowers immediately Cash Collateralize all or any Letters of Credit, whereupon the Revolving Authorization shall immediately terminate (or be reduced, as applicable) and/or the Loans and other Obligations hereunder shall become immediately due and payable (in whole or in part, as applicable) and/or the Borrowers shall immediately become obligated to Cash Collateralize the Letters of Credit (all or any, as applicable), all without presentment, demand, protest or notice of any kind. The Lender shall promptly advise the Borrowers of any such declaration, but failure to do so shall not impair the effect of such declaration. Any cash collateral delivered hereunder shall be held by the Lender (without liability for interest thereon) and applied to the Obligations arising in connection with any drawing under a Letter of Credit. After the expiration or termination of all Letters of Credit, such cash collateral shall be applied by the Lender to any remaining Obligations hereunder and any excess shall be delivered to the Borrowers or as a court of competent jurisdiction may elect.

SECTION 14	GENERAL.

14.1.    Waiver; Amendments. No delay on the part of the Lender in the exercise of any right, power or remedy shall operate as a waiver thereof, nor shall any single or partial exercise by any of them of any right, power or remedy preclude other or further exercise thereof, or the exercise of any other right, power or remedy. No amendment, modification or waiver of, or consent with respect to, any provision of this Agreement or the other Loan Documents shall in any event be effective unless the same shall be in writing and acknowledged by the Lender, and then any such amendment, modification, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

14.2.    Confirmations. The Borrowers and Lender agree from time to time, upon written request received by it from the other, to confirm to the other in writing the aggregate unpaid principal amount of the Loans then outstanding under such Note.

14.3.    Notices. Except as otherwise provided in Sections 2.2.2 and 2.2.3, all notices hereunder shall be in writing (including facsimile transmission) and shall be sent to the applicable party at its address shown on Annex B or at such other address as such party may, by written notice received by the other parties, have designated as its address for such purpose. Notices sent by facsimile transmission shall be deemed to have been given when sent; notices sent by mail shall be deemed to have been given three Business Days after the date when sent by registered or certified mail, postage prepaid; and notices sent by hand delivery or overnight courier service shall be deemed to have been given when received. For purposes of Sections 2.2.2 and 2.2.3, the

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Lender shall be entitled to rely on telephonic instructions from any person that the Lender in good faith believes is an authorized officer or employee of the Borrowers, and the Borrowers shall hold the Lender harmless from any loss, cost or expense resulting from any such reliance.

14.4.    Computations. Where the character or amount of any asset or liability or item of income or expense is required to be determined, or any consolidation or other accounting computation is required to be made, for the purpose of this Agreement, such determination or calculation shall, to the extent applicable and except as otherwise specified in this Agreement, be made in accordance with GAAP, consistently applied; provided that if the Borrower Representative notifies the Lender that the Borrowers wish to amend any covenant in Sections 10 or 11.14 (or any related definition) to eliminate or to take into account the effect of any change in GAAP on the operation of such covenant (or if the Lender notifies the Borrower Representative that the Lender wishes to amend Sections 10 or 11.14 (or any related definition) for such purpose), then the Borrowers’ compliance with such covenant shall be determined on the basis of GAAP in effect immediately before the relevant change in GAAP became effective, until either such notice is withdrawn or such covenant (or related definition) is amended in a manner satisfactory to the Borrowers and the Lender.

14.5.    Costs, Expenses and Taxes. The Borrowers agree to pay on demand all reasonable out-of-pocket costs and expenses of the Lender (including Attorney Costs and any Taxes) in connection with the preparation, execution, delivery and administration (including perfection and protection of any Collateral and the costs of Intralinks (or other similar service), if applicable) of this Agreement, the other Loan Documents and all other documents provided for herein or delivered or to be delivered hereunder or in connection herewith (including any amendment, supplement or waiver to any Loan Document), whether or not the transactions contemplated hereby or thereby shall be consummated, and all reasonable out-of-pocket costs and expenses (including Attorney Costs and any Taxes) incurred by the Lender after an Event of Default in connection with the collection of the Obligations or the enforcement of this Agreement the other Loan Documents or any such other documents or during any workout, restructuring or negotiations in respect thereof. In addition, the Borrowers agree to pay, and to save the Lender harmless from all liability for, any reasonable fees of the Borrower’s auditors in connection with any reasonable exercise by the Lender and its rights pursuant to Section 10.2. All Obligations provided for in this Section 14.5 shall survive repayment of the Loans, cancellation of the Note, expiration or termination of the Letters of Credit and termination of this Agreement.

14.6.	Assignments; Participations.

14.6.1  Assignments. The Lender may at any time assign to one or more Persons (any such Person, an “Assignee”) all of the Lender’s Loans and Revolving Authorization, with the prior written consent, so long as no Event of Default exists, of the Borrowers (which consent shall not be unreasonably withheld or delayed and shall not be required for an assignment by the Lender to an Affiliate of the Lender).

14.6.2  Participations. The Lender may at any time sell to one or more Persons participating interests in its Loans, Revolving Authorization or other interests hereunder (any such Person, a

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“Participant”). In the event of a sale by the Lender of a participating interest to a Participant, (a) the Lender’s obligations hereunder shall remain unchanged for all purposes, (b) the Borrowers shall continue to deal solely and directly with the Lender in connection with the Lender’s rights and obligations hereunder and (c) all amounts payable by the Borrowers shall be determined as if the Lender had not sold such participation and shall be paid directly to the Lender. The Lender agrees to incorporate the requirements of the preceding sentence into each participation agreement which the Lender enters into with any Participant. The Borrowers agree that if amounts outstanding under this Agreement are due and payable (as a result of acceleration or otherwise), each Participant shall be deemed to have the right of set-off in respect of its participating interest in amounts owing under this Agreement and with respect to any Letter of Credit to the same extent as if the amount of its participating interest were owing directly to it as a Lender under this Agreement. Each Borrower also agrees that each Participant shall be entitled to the benefits of Section 8 as if it were a Lender (provided that on the date of the participation no Participant shall be entitled to any greater compensation pursuant to Section 7.6 or 8 than would have been paid to the Lender on such date if no participation had been sold).

14.7.    GOVERNING LAW. THIS AGREEMENT AND THE NOTE SHALL BE A CONTRACT MADE UNDER AND GOVERNED BY THE INTERNAL LAWS OF THE STATE OF ILLINOIS APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED ENTIRELY WITHIN SUCH STATE, WITHOUT REGARD TO CONFLICT OF LAWS PRINCIPLES.

14.8.    Confidentiality. As required by federal law and the Lender's policies and practices, the Lender may need to obtain, verify, and record certain customer identification information and documentation in connection with opening or maintaining accounts, or establishing or continuing to provide services. The Lender agrees to use commercially reasonable efforts (equivalent to the efforts the Lender applies to maintain the confidentiality of its own confidential information) to maintain as confidential all information provided to it by any Loan Party and designated as confidential, except that the Lender may disclose such information (a) to Persons employed or engaged by the Lender in evaluating, approving, structuring or administering the Loans and the Revolving Authorization; (b) to any assignee or participant or potential assignee or participant that has agreed to comply with the covenant contained in this Section 14.8 (and any such assignee or participant or potential assignee or participant may disclose such information to Persons employed or engaged by them as described in clause (a) above); (c) as required or requested by any federal or state regulatory authority or examiner, or any insurance industry association, or as reasonably believed by the Lender to be compelled by any court decree, subpoena or legal or administrative order or process; (d) as, on the advice of the Lender’s counsel, is required by law; (e) in connection with the exercise of any right or remedy under the Loan Documents or in connection with any litigation to which the Lender is a party; (f) to any nationally recognized rating agency that requires access to information about the Lender’s investment portfolio in connection with ratings issued with respect to the Lender; (g) to any Affiliate of the Lender who may provide Bank Products to the Loan Parties; or (h) that ceases to be confidential through no fault of the Lender. Notwithstanding the foregoing, each Borrower consents to the publication by the Lender of a tombstone or similar advertising material relating to the financing transactions contemplated by this Agreement, and the Lender reserves the right

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to provide to industry trade organizations information necessary and customary for inclusion in league table measurements.

14.9.    Severability. Whenever possible each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Agreement. All obligations of the Borrowers and rights of the Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law.

14.10.  Nature of Remedies. All Obligations of the Borrowers and rights of the Lender expressed herein or in any other Loan Document shall be in addition to and not in limitation of those provided by applicable law. No failure to exercise and no delay in exercising, on the part of the Lender, any right, remedy, power or privilege hereunder, shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

14.11.  Entire Agreement. This Agreement, together with the other Loan Documents, embodies the entire agreement and understanding among the parties hereto and supersedes all prior or contemporaneous agreements and understandings of such Persons, verbal or written, relating to the subject matter hereof and thereof and any prior arrangements made with respect to the payment by the Borrowers of (or any indemnification for) any fees, costs or expenses payable to or incurred (or to be incurred) by or on behalf of the Lender.

14.12.  Counterparts. This Agreement may be executed in any number of counterparts and by the different parties hereto on separate counterparts and each such counterpart shall be deemed to be an original, but all such counterparts shall together constitute but one and the same Agreement. Receipt of an executed signature page to this Agreement by facsimile or other electronic transmission shall constitute effective delivery thereof. Electronic records of executed Loan Documents maintained by the Lender shall deemed to be originals.

14.13.  Successors and Assigns. This Agreement shall be binding upon the Borrowers and the Lender and their respective successors and assigns, and shall inure to the benefit of the Borrowers, the Lender and the successors and assigns of the Lender. No other Person shall be a direct or indirect legal beneficiary of, or have any direct or indirect cause of action or claim in connection with, this Agreement or any of the other Loan Documents. No Borrower may assign or transfer any of its rights or Obligations under this Agreement without the prior written consent of the Lender.

14.14.  Captions. Section captions used in this Agreement are for convenience only and shall not affect the construction of this Agreement.

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14.15.  Customer Identification - USA Patriot Act Notice. The Lender hereby notifies the Loan Parties that, pursuant to the requirements of the USA Patriot Act, Title III of Pub. L. 107-56, signed into law October 26, 2001 (the “Act”), it is required to obtain, verify and record information that identifies the Loan Parties, which information includes the name and address of the Loan Parties and other information that will allow the Lender to identify the Loan Parties in accordance with the Act.

14.16.  INDEMNIFICATION BY THE BORROWERS. IN CONSIDERATION OF THE EXECUTION AND DELIVERY OF THIS AGREEMENT BY THE LENDER AND THE AGREEMENT TO EXTEND THE REVOLVING AUTHORIZATION PROVIDED HEREUNDER, EACH BORROWER HEREBY AGREES TO INDEMNIFY, EXONERATE AND HOLD THE LENDER AND EACH OF THE OFFICERS, DIRECTORS, EMPLOYEES, AFFILIATES AND AGENTS OF THE LENDER (EACH A “LENDER PARTY”) FREE AND HARMLESS FROM AND AGAINST ANY AND ALL ACTIONS, CAUSES OF ACTION, SUITS, LOSSES, LIABILITIES, DAMAGES AND EXPENSES, INCLUDING ATTORNEY COSTS (COLLECTIVELY, THE “INDEMNIFIED LIABILITIES”), INCURRED BY THE LENDER PARTIES OR ANY OF THEM AS A RESULT OF, OR ARISING OUT OF, OR RELATING TO (A) ANY TENDER OFFER, MERGER, PURCHASE OF CAPITAL SECURITIES, PURCHASE OF ASSETS OR OTHER SIMILAR TRANSACTION FINANCED OR PROPOSED TO BE FINANCED IN WHOLE OR IN PART, DIRECTLY OR INDIRECTLY, WITH THE PROCEEDS OF ANY OF THE LOANS, (B) THE USE, HANDLING, RELEASE, EMISSION, DISCHARGE, TRANSPORTATION, STORAGE, TREATMENT OR DISPOSAL OF ANY HAZARDOUS SUBSTANCE AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY, (C) ANY VIOLATION OF ANY ENVIRONMENTAL LAWS WITH RESPECT TO CONDITIONS AT ANY PROPERTY OWNED OR LEASED BY ANY LOAN PARTY OR THE OPERATIONS CONDUCTED THEREON, (D) THE INVESTIGATION, CLEANUP OR REMEDIATION OF OFFSITE LOCATIONS AT WHICH ANY LOAN PARTY OR THEIR RESPECTIVE PREDECESSORS ARE ALLEGED TO HAVE DIRECTLY OR INDIRECTLY DISPOSED OF HAZARDOUS SUBSTANCES OR (E) THE EXECUTION, DELIVERY, PERFORMANCE OR ENFORCEMENT OF THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT BY ANY OF THE LENDER PARTIES, EXCEPT FOR ANY SUCH INDEMNIFIED LIABILITIES ARISING ON ACCOUNT OF THE APPLICABLE LENDER PARTY’S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT AS DETERMINED BY A FINAL, NONAPPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION. IF AND TO THE EXTENT THAT THE FOREGOING UNDERTAKING MAY BE UNENFORCEABLE FOR ANY REASON, EACH BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT AND SATISFACTION OF EACH OF THE INDEMNIFIED LIABILITIES WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. ALL OBLIGATIONS PROVIDED FOR IN THIS SECTION 14.16 SHALL SURVIVE REPAYMENT OF THE LOANS, CANCELLATION OF THE NOTE, EXPIRATION OR TERMINATION OF THE LETTERS OF CREDIT, ANY FORECLOSURE UNDER, OR ANY MODIFICATION, RELEASE OR DISCHARGE OF, ANY OR ALL OF THE COLLATERAL DOCUMENTS AND TERMINATION OF THIS AGREEMENT.

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14.17.  Nonliability of Lender. The relationship between the Borrowers on the one hand and the Lender on the other hand shall be solely that of borrower and lender. The Lender has no fiduciary relationship with or duty to any Loan Party arising out of or in connection with this Agreement or any of the other Loan Documents, and the relationship between the Loan Parties, on the one hand, and the Lender, on the other hand, in connection herewith or therewith is solely that of debtor and creditor. The Lender undertakes no responsibility to any Loan Party to review or inform any Loan Party of any matter in connection with any phase of any Loan Party’s business or operations. Each Borrower agrees, on behalf of itself and each other Loan Party, that the Lender shall have no liability to any Loan Party (whether sounding in tort, contract or otherwise) for losses suffered by any Loan Party in connection with, arising out of, or in any way related to the transactions contemplated and the relationship established by the Loan Documents, or any act, omission or event occurring in connection therewith, unless it is determined in a final non-appealable judgment by a court of competent jurisdiction that such losses resulted from the gross negligence or willful misconduct of the party from which recovery is sought. NO LENDER PARTY SHALL BE LIABLE FOR ANY DAMAGES ARISING FROM THE USE BY OTHERS OF ANY INFORMATION OR OTHER MATERIALS OBTAINED THROUGH INTRALINKS OR OTHER SIMILAR INFORMATION TRANSMISSION SYSTEMS IN CONNECTION WITH THIS AGREEMENT, NOR SHALL THE LENDER PARTY HAVE ANY LIABILITY WITH RESPECT TO, AND EACH BORROWER ON BEHALF OF ITSELF AND EACH OTHER LOAN PARTY, HEREBY WAIVES, RELEASES AND AGREES NOT TO SUE FOR ANY SPECIAL, PUNITIVE, EXEMPLARY, INDIRECT OR CONSEQUENTIAL DAMAGES RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR ARISING OUT OF ITS ACTIVITIES IN CONNECTION HEREWITH OR THEREWITH (WHETHER BEFORE OR AFTER THE CLOSING DATE). Each Borrower acknowledges that it has been advised by counsel in the negotiation, execution and delivery of this Agreement and the other Loan Documents to which it is a party. No joint venture is created hereby or by the other Loan Documents or otherwise exists by virtue of the transactions contemplated hereby among the Lender or among the Loan Parties and the Lender.

14.18.  Joint and Several Obligations. All obligations of the Borrowers hereunder shall be joint and several obligations of the Borrowers.

14.19.  FORUM SELECTION AND CONSENT TO JURISDICTION. ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT, SHALL BE BROUGHT AND MAINTAINED EXCLUSIVELY IN THE COURTS OF THE STATE OF ILLINOIS OR IN THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS; PROVIDED THAT NOTHING IN THIS AGREEMENT SHALL BE DEEMED OR OPERATE TO PRECLUDE THE LENDER FROM BRINGING SUIT OR TAKING OTHER LEGAL ACTION IN ANY OTHER JURISDICTION. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF ILLINOIS AND OF THE UNITED STATES DISTRICT COURT FOR THE NORTHERN DISTRICT OF ILLINOIS FOR THE PURPOSE OF ANY SUCH LITIGATION AS SET FORTH ABOVE. EACH BORROWER FURTHER IRREVOCABLY

55

14766353\V-9

CONSENTS TO THE SERVICE OF PROCESS BY REGISTERED MAIL, POSTAGE PREPAID, OR BY PERSONAL SERVICE WITHIN OR WITHOUT THE STATE OF ILLINOIS. EACH BORROWER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

14.20.  WAIVER OF JURY TRIAL. EACH BORROWER AND THE LENDER HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS AGREEMENT, THE NOTE, ANY OTHER LOAN DOCUMENT AND ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY LENDING OR BANKING RELATIONSHIP EXISTING IN CONNECTION WITH ANY OF THE FOREGOING, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

[signature pages follow]

56

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The parties hereto have caused this Agreement to be duly executed and delivered by their duly authorized officers as of the date first set forth above.

WESTELL TECHNOLOGIES, INC., as a Borrower and Borrower Representative

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: Senior Vice President and Treasurer

WESTELL, INC., as a Borrower

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: Senior Vice President and Treasurer

TELTREND LLC, as a Borrower

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: Senior Vice President and Treasurer

CONFERENCE PLUS, INC., as a Borrower

By: /s/ Amy T. Forster

Name: Amy T. Forster

Title: Senior Vice President and Treasurer

57

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THE PRIVATEBANK AND TRUST COMPANY, as Lender

By: /s/ William Robertson

Name: William Robertson

Title: Managing Director/Senior Vice President

58

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ANNEX A

ADDRESSES FOR NOTICES

BORROWERS:

c/o Westell Technologies, Inc.

750 North Commons Drive

Aurora, IL 60504

Attention: Ms. Amy Forster

Telephone: (630) 375-4271

Facsimile: (630) 375-4940

LENDER:

THE PRIVATEBANK AND TRUST COMPANY, as Lender

1110 Jorie Boulevard

Oak Brook, Illinois 60523

Attention: William J. Robertson

Telephone: (630) 589-3207

Facsimile: (630) 574-1334

59

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EXHIBIT A

FORM OF NOTE

March 5, 2009

$12,000,000	Chicago, Illinois

The undersigned, for value received, jointly and severally promise to pay to the order of THE PRIVATEBANK AND TRUST COMPANY (the “Lender”) at the principal office of the Lender in Chicago, Illinois the aggregate unpaid amount of all Loans made to the undersigned by the Lender pursuant to the Credit Agreement referred to below (as shown on the schedule attached hereto (and any continuation thereof) or in the records of the Lender), such principal amount to be payable on the dates set forth in the Credit Agreement.

The undersigned further jointly and severally promise to pay interest on the unpaid principal amount of each Loan from the date of such Loan until such Loan is paid in full, payable at the rate(s) and at the time(s) set forth in the Credit Agreement. Payments of both principal and interest are to be made in lawful money of the United States of America.

This Note evidences indebtedness incurred under, and is subject to the terms and provisions of, the Credit Agreement, dated as of March 5, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”; terms not otherwise defined herein are used herein as defined in the Credit Agreement), among the undersigned and the Lender, to which Credit Agreement reference is hereby made for a statement of the terms and provisions under which this Note may or must be paid prior to its due date or its due date accelerated.

This Note is made under and governed by the laws of the State of Illinois applicable to contracts made and to be performed entirely within such State.

WESTELL TECHNOLOGIES, INC., as a Borrower and Borrower Representative

By:

Name:____________________________________

Title:

WESTELL, INC., as a Borrower

By:

Name:____________________________________

Title:

Signature Page to Credit Agreement

TELTREND LLC, as a Borrower

By:

Name:____________________________________

Title:

CONFERENCE PLUS, INC., as a Borrower

By:

Name:____________________________________

Title:

Signature Page to Credit Agreement

EXHIBIT B

FORM OF COMPLIANCE CERTIFICATE

To:	The PrivateBank and Trust Company

Please refer to the Credit Agreement dated as of March 5, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the undersigned Borrowers and The PrivateBank and Trust Company. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

I.

Reports. Enclosed herewith is a copy of the [annual audited/quarterly/monthly] report of the Loan Parties as at _____________, ____ (the “Computation Date”), which report fairly presents the financial condition and results of operations [(subject to the absence of footnotes and to normal year-end adjustments)] of the Borrowers as of the Computation Date and has been prepared in accordance with GAAP consistently applied.

II.

Financial Tests. Each Borrower hereby certifies and warrants to you that the following is a true and correct computation as at the Computation Date of the following ratios and/or financial restrictions contained in the Credit Agreement:

A.	Section 11.14.1 - Minimum EBITDA

1.	Consolidated Net Income	$________

2.	Plus:	Interest Expense	$________
income tax expense	$________
depreciation	$________
amortization	$________

3.	Total (EBITDA)	$________

2.	Minimum required	$________

B.	Section 11.14.2 - Minimum Tangible Net Worth

1.	Net Worth	$________

2.	Intangible Assets	$________

3.	Affiliate, Subsidiary, Officer,
Stockholders Receivables	$________

4.	Sum of (2) and (3)	$________

5.	Remainder of (1) minus (4)
(Tangible Net Worth)	$________

6.	Minimum Required	$________

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C.	Section 11.14.3 - Capital Expenditures

1.	Capital Expenditures for the
Fiscal Year	$__________

2.	Maximum Permitted Capital
Expenditures	$__________

Each Borrower further certifies to you that no Event of Default or Unmatured Event of Default has occurred and is continuing.

The Borrowers have caused this Certificate to be executed and delivered by its duly authorized officer on _________, ____.

WESTELL TECHNOLOGIES, INC., as a Borrower and Borrower Representative

By:

Name:____________________________________

Title:

WESTELL, INC., as a Borrower

By:

Name:____________________________________

Title:

TELTREND LLC, as a Borrower

By:

Name:____________________________________

Title:

CONFERENCE PLUS, INC., as a Borrower

By:

Name:____________________________________

Title:

14766353\V-9

EXHIBIT C

FORM OF BORROWING BASE CERTIFICATE

To:	The PrivateBank and Trust Company

Please refer to the Credit Agreement dated as of March 5, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among the undersigned Borrowers and The PrivateBank and Trust Company. This certificate (this “Certificate”), together with supporting calculations attached hereto, is delivered to you pursuant to the terms of the Credit Agreement. Capitalized terms used but not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Each Borrower hereby certifies and warrants to the Lender that at the close of business on ______________, ____ (the “Calculation Date”), the Borrowing Base was $_____________, computed as set forth on the schedule attached hereto.

The Borrowers have caused this Certificate to be executed and delivered by its officer thereunto duly authorized on ___________, ______.

WESTELL TECHNOLOGIES, INC., as a Borrower and Borrower Representative

By:

Name:____________________________________

Title:

WESTELL, INC., as a Borrower

By:

Name:____________________________________

Title:

TELTREND LLC, as a Borrower

By:

Name:____________________________________

Title:

CONFERENCE PLUS, INC., as a Borrower

By:

Name:____________________________________

Title:

14766353\V-9

SCHEDULE TO BORROWING BASE CERTIFICATE

Dated as of [_________________]

1.	Gross Accounts	$_________

2.	Less Ineligibles
-	Lender’s Lien Not Perfected	$_________
-	Subject to other Lien	$_________
-	Subject to Offset, etc.	$_________
-	Account Debtor not in U.S.	$_________
-	Sale on Approval, Sale or

Return, Bill and Hold or

Consignment	$_________
-	Over 60 days past due or

over 90 days past invoice

date	$_________
-	Affiliate Receivables	$_________
-	Non-assignable	$_________
-	Other	$_________
-	Total	$_________

3.	Eligible Accounts [Item 1 minus Item 2]	$_________

4.	Item 3 times 80%	$_________

5.	Gross Inventory	$_________

6.	Less Ineligibles
-	Lender’s Lien Not Perfected	$_________
-	Subject to other Lien	$_________
-	Not Salable	$_________
-	Located off-site and no
Collateral Access Agreement	$_________
-	Not located in U.S.	$_________
-	Supply items; packaging	$_________
-	Advance payments received	$_________
-	Other	$_________
-	Total	$_________

7.	Eligible Inventory [Item 5 minus Item 6]
$_________

8.	Item 7 times 30%	$_________

9.	Inventory Cap	$3,000,000

10.	Lesser of Item 8 or Item 9	$________

11.	Borrowing Base

14766353\V-9

[Item 4 plus Item 10]	$_________

12.	Lesser of Item 11 and
the Revolving Authorization	$_________

13.	Revolving Outstandings (includes Stated Amount of Letters of Credit)	$_________

14.	Revolving Loan Availability
[Excess of Item 12 over Item 13]	$_________

15.	Required Prepayment
[Excess of Item 13 over Item 12]	$_________

14766353\V-9

EXHIBIT D

FORM OF NOTICE OF BORROWING

To:	The PrivateBank and Trust Company

Please refer to the Credit Agreement dated as of March 5, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Westell Technologies, Inc., Westell, Inc., Teltrend LLC and Conference Plus, Inc., as Borrowers, and The PrivateBank and Trust Company. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned Borrower Representative, on behalf of the Borrowers, hereby gives irrevocable notice, pursuant to Section 2.2.2 of the Credit Agreement, of a request hereby for a borrowing as follows:

(i)        The requested borrowing date for the proposed borrowing (which is a Business Day) is ______________, ____.

(ii)	The aggregate amount of the proposed borrowing is $______________.

(iii)      The type of Revolving Loans comprising the proposed borrowing are [Base Rate] [LIBOR] Loans.

(iv)      The duration of the Interest Period for each LIBOR Loan made as part of the proposed borrowing, if applicable, is ___________ months (which shall be 1, 2, 3 or 6 months).

(v)	The proceeds of the proposed borrowing will be used for __________.

The undersigned hereby certifies on behalf of the Borrowers that on the date hereof and on the date of borrowing set forth above, and immediately after giving effect to the borrowing requested hereby: (i) there exists and there shall exist no Unmatured Event of Default or Event of Default under the Credit Agreement; and (ii) each of the representations and warranties contained in the Credit Agreement and the other Loan Documents is true and correct as of the date hereof, except to the extent that such representation or warranty expressly relates to another date and except for changes therein expressly permitted or expressly contemplated by the Credit Agreement.

The Borrower Representative has caused this Notice of Borrowing to be executed and delivered by its officer thereunto duly authorized on behalf of the Borrowers on ___________, ______.

WESTELL TECHNOLOGIES, INC., as Borrower Representative on behalf of the Borrowers

By:

Name:_________________________________

Title:

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EXHIBIT E

FORM OF NOTICE OF CONVERSION/CONTINUATION

To:	The PrivateBank and Trust Company

Please refer to the Credit Agreement dated as of February __, 2009 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”) among Westell Technologies, Inc., Westell, Inc., Teltrend LLC and Conference Plus, Inc., as Borrowers, and The PrivateBank and Trust Company. Terms used but not otherwise defined herein are used herein as defined in the Credit Agreement.

The undersigned, Borrower Representative, on behalf of the Borrowers, hereby gives irrevocable notice, pursuant to Section 2.2.3 of the Credit Agreement, of its request to:

(a)        on [ date ] convert $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the [________] Rate, into a(n) [________] Loan [and, in the case of a LIBOR Loan, having an Interest Period of [_____] month(s)];

[(b)      on [ date ] continue $[________]of the aggregate outstanding principal amount of the [_______] Loan, bearing interest at the LIBOR Rate, as a LIBOR Loan having an Interest Period of [_____] month(s)].

The undersigned hereby represents and warrants on behalf of the Borrowers that all of the conditions contained in Section 12.2 of the Credit Agreement have been satisfied on and as of the date hereof, and will continue to be satisfied on and as of the date of the conversion/continuation requested hereby, before and after giving effect thereto.

The Borrower Representative has caused this Notice of Conversion/Continuation to be executed and delivered by its officer thereunto duly authorized on behalf of the Borrowers on ___________, ______.

WESTELL TECHNOLOGIES, INC., as Borrower Representative on behalf of the Borrowers

By:

Name:_________________________________

Title:

14766353\V-9

SCHEDULE 9.6

LITIGATION AND CONTINGENT LIABILITIES

None.

14766353\V-9

SCHEDULE 9.8

EQUITY OWNERSHIP; SUBSIDIARIES

Westell Technologies, Inc.

Class B Stock (super voting 4 votes per share)

Voting Trust Penny Family	13,570,175
Voting Trust Simon	137,804
Penny Family Non-Voting Trust	985,639
Gary Seamans	1
Class B stock outstanding at December 31, 2008	14,693,619

Class A Stock (1 vote per share)

Penny Family	381,336
Melvin J. Simon	10,000
Amy Forster	90
Chris Shaver	30,991
Tim Pillow	10,000
Mark Skurla	--
Tim Reedy	--
Bernard F. Sergesketter	100,000
Paul A. Dwyer	53,000
John W. Seazholtz	60,000
Eileen Kamerick	10,000

Total officers and directors	655,417

Public Float and Ownership	54,153,640

Class A stock outstanding at December 31, 2008

Summary of options authorized, issued and outstanding at December 31, 2008:

Authorized Class A shares reserved for options	18,500,000
Issued and outstanding	7,700,059
Average Exercise Price	$4.08
Exercisable at December 31, 2008	5,137,264

14766353\V-9

Conference Plus, Inc.

All shares 100% owned by Westell Technologies, Inc.

Common Stock Class B	25,000,000
Common Stock Class A	3,301,888
Total	28,301,888

Summary of Conference Plus options authorized, issued and outstanding at December 31, 2008:

Issued and outstanding	1,820,612
Average Exercise Price	$1.63
Exercisable at December 31, 2008	1,487,762

Westell, Inc.

100,000 shares outstanding, owned 100% by Westell Technologies, Inc.

Teltrend LLC

100% of the equity interests are owned by Westell, Inc.

NoranTel, Inc.

100% of the equity interests are owned by Westell, Inc.

14766353\V-9

SCHEDULE 9.15

INSURANCE

A.	Property
Carrier: Hartford Insurance
Expiration: 10/13/2009
Policy No:
Premium: $55,392

Address	Business Real Property	Business Personal Property	Business Income	Earthquake	Flood
750 N. Commons Drive Aurora, IL	$15,000,000	$25,000,000	$20,000,000	$25,000,000	$10,000,000
1051 E. Woodfield Schaumburg, IL	N/A	$10,000,000	Included	Included	Included
711 Edgewood Wood Dale, IL	N/A	$1,200,000	Included	Included	Included
1000 Commerce Oak Brook, IL	N/A	$3,000,000	Included	Included	Included
363 Maxwell Drive Regina SK, Canada	N/A	$2,500,000	$3,000,000	Excluded	Excluded
Deductible	$50,000	$50,000	24 hour	$100,000	$100,000

14766353\V-9

B.	General Liability
Carrier: Hartford Insurance
Expiration: 10/13/2009
Policy No: 83UUNZ01186
Premium: $23,180

Type of Coverage	Limits
General Aggregate	$2,000,000
Products	$2,000,000
Each Occurrence	$1,000,000
Personal and Advertising	$1,000,000
Damage to Rented Premises	$1,000,000
Medical	$10,000
Employee Benefits ($1,000 deductible)	$1,000,000

C.	Automobile
Carrier: Hartford Insurance
Expiration: 10/13/09
Policy No: 83UUNZO1186
Premium: $1,161

Type of Coverage	Limits
Liability	$1,000,000
Uninsured/underinsured motorists	$1,000,000
Medical	$5,000
Deductible
Comprehensive	Lesser of actual cash value or cost of repair, minus $1,000
Collision	Lesser of actual cash value or cost of repair, minus $1,000

CHI99 5096420-1.043183.0051

D.       Errors & Omissions

Carrier: Hartford Insurance
Expiration: 10/13/09
Policy No: 00 TE 0246180-08
Premium: $15,059
Limits, each and aggregate: $1,000,000
Deductible: $50,000
E.	World Risk
Carrier: CNA
Expiration: 10/13/09
Policy No: PST 295900326
Premium: $2,500
Limits: Various
F.	Umbrella
Carrier: CHUBB
Expiration: 10/13/09
Policy No: L4012358441
Premium: $32,952
Limits, each and aggregate: $25,000,000
Deductible: $0
G.	Transportation
Carrier: Fireman’s Fund Insurance
Expiration: 10/13/09
Policy No: OC91104800
Premium: $34,000
Limits: $1,000,000
Deductible per occurrence: $50,000
H.	Fiduciary
Carrier: Travelers Insurance
Expiration: 10/13/09
Policy No: EC01201279
Premium: $4,500
Limits: $2,000,000
I.	Crime
Carrier: Travelers Insurance
Expiration: 10/13/09
Policy No: 412CF0656
Premium: $2,600
Limits: $500,000
Deductible: $50,000

CHI99 5096420-1.043183.0051

J.	Workman’s Compensation
Carrier: Hartford Insurance
Expiration: 2/8/10
Policy No: 83WBTC1572
Premium: $98,550
Limits: $500,000
Deductible: None
K.	Employment Practices Liability
Carrier: Hartford Insurance
Expiration: 3/3/09
Policy No: 00 GT 221372 08
Premium: $16,500
Limits: $1,000,000
Deductible: $150,000
L.	Director and Officers
Primary Carrier: XL

Secondary Carrier: Hartford Insurance

Expiration: 11/30/09
Primary Policy No: ELU 108520-08

Secondary Policy No: 00 MM 0247129-08

Primary Premium: $385,000

Secondary Premium: $30,030

Limits: $15,000,000
Side A: $5,000,000
Retention: $500,000

CHI99 5096420-1.043183.0051

SCHEDULE 9.16

REAL PROPERTY

1.	Westell Technologies, Inc.
Westell, Inc.
Teltrend LLC
750 North Commons Drive
Aurora, Illinois 60504
Landlord:
WTI(IL) QRS 12-36, Inc.
c/o W.P. Carey & Co. LLC
50 Rockefeller Plaza, Second Floor
New York, New York 10020
2.	Conference Plus, Inc.
1051 Woodfield Road
Schaumburg, Illinois 60173
Landlord:
Four Columns, Ltd.
1325 North Sandburg Terrace
Chicago, Illinois 60610-2011

CHI99 5096420-1.043183.0051

SCHEDULE 9.20

LABOR MATTERS

None.

CHI99 5096420-1.043183.0051

SCHEDULE 11.1

EXISTING DEBT

None.

CHI99 5096420-1.043183.0051

SCHEDULE 11.2

EXISTING LIENS

Conference Plus, Inc.

a.	Delaware Secretary of State
SECURED PARTY	LIEN TYPE	FILE NUMBER	FILE DATE	COLLATERAL
Insight Global Finance	UCC-1	40417412	2/16/04	Computer equipment
Insight Global Finance	UCC-1	41988197	7/15/04	Computer equipment
Insight Global Finance	UCC-1	50994708	4/1/05	Computer equipment
CIT Technology Financing Services, Inc.	UCC-1	53750966	11/29/05	Computer equipment

b.	Illinois Secretary of State
SECURED PARTY	LIEN TYPE	FILE NUMBER	FILE DATE	COLLATERAL
National City Commercial Capital Corporation	UCC-1	11886329	3/12/07	Specific equipment lease.

CHI99 5096420-1.043183.0051

SCHEDULE 11.11

INVESTMENTS

1.         Investments in money markets or other short term cash equivalents, which amounts fluctuate from time to time.

CHI99 5096420-1.043183.0051